As filed with the Securities and Exchange Commission on July 24, 2017

Registration No. 333-199452

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rich Cigars, Inc.

(Exact Name of Registrant as specified in its charter)

FLORIDA (State or jurisdiction of incorporation or organization)	2100 (Primary Standard Industrial Classification Code Number)	46-3289369 (I.R.S. Employer Identification No.)

3001 North Rocky Point East, Suite 200, Tampa, FL / phone 305-998-1973

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Richard Davis, Chief Executive Officer, President and Chairman of the Board

3001 North Rocky Point East, Suite 200, Tampa, FL / Phone 305-998-1973

(Name, address and telephone number of agent for service)

Copies of communications to:

Christen Lambert, Attorney at Law

15 Kinsey Ct, Durham, NC 27705 / Phone: (919) 473-9130

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer (Do not check if a smaller reporting company)	[___]	Smaller reporting company	[_X_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock for Distribution as an in kind distribution	790,400 (post-split 5-for-1)	$0.10	$79,040	$7.96 (2)(4)

Common Stock for resale from the Distributees of LLC and Shareholders	1,230,400 (post-split 5-for-1)	$0.10	$123,040	$12.39 (3)(4)

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)	$0.67 of the Registration Fee was paid in October 2014.
(3)	$2.86 of Registration Fee was paid in October 2014.
(4)	$15.90 of Registration Fee was paid in May 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-199452, is filed for the purpose of updating the financial statements for the year ended December 31, 2016 and the quarter ended March 31, 2017, and to update for the Company's current operational activities. The distribution discussed in the Registration Statement occurred immediately following the effectiveness of the Registration Statement.

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(Subject to Completion)

PROSPECTUS

RICH CIGARS, INC.

We are registering:

(a) 1,230,400 (post-split 5-for-1) shares of common stock for resale by Distributees of the RichKeys Enterprises, LLC, and other shareholders. For purposes of Section 2(a)(11) of the Securities Act of 1933, RichKeys Enterprises, LLC is deemed an Underwriter.

We will not receive any proceeds from sales of shares by selling shareholders.

Our selling shareholders plan to sell common shares at $0.10, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time, or in private transactions at negotiated prices. There is no market price for the stock as of this date and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set at $0.10 per share, based on a speculative concept unsupported by any other comparable.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 6 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We obtained a quotation for our stock on the OTC Pink Market and were approved for such quotation by FINRA. We will seek OTCQB clearance in the future. Our common stock is presently not quoted on any national securities exchange or the NASDAQ Stock Market or any other venue.

This offering will be on a delayed and continuous basis upon registration of stock and for sales of selling shareholders’ shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. (See “Description of Securities – Shares”).

(1) This Registration Statement covers the registration and resale by our selling shareholders of up to 1,230,400 (post-split 5-for-1) shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCQB at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The date of this Prospectus is July 21, 2017.

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ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Rich Cigars,” “Company,” “we,” “us” and “our” refer to Rich Cigars, Inc.

Overview

Our Company, Rich Cigars, was established in July 2013 to manufacture and distribute cigars under the Rich Cigars brand name. Our founders seek to create sales of high-quality, hand-rolled, premium cigars. Founder Alfred Rushing has been involved with the cigar industry for more than 20 years. Through Rich Cigars, he intends to introduce new styles of premium cigars to build sales of private label cigars. We intend to conduct our business principally in the U.S. through our own sales and marketing team.

Where You Can Find Us

We presently maintain our principal offices at 3001 North Rocky Point East, Suite 200, Tampa, FL. Our telephone number is 305-998-1973.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•A requirement to have only two years of audited financial statements and only two years of related MD&A;

•Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common stock offered by selling security holders is 1,230,400 (post-split 5-for-1) shares of common stock. This number represents 45.35% of our current outstanding common stock (1). 788,400 (post-split 5-for-1) of the shares registered were distributed to Distributees of RichKeys Enterprises, LLC as of May 31, 2017. The remaining 2000 shares are being held by RichKeys Enterprises, LLC until they can be transferred to Ryan Lee and will be done as soon as practicable.

Common stock outstanding before the offering was 2,355,400 (post-split 5-for-1) as of June 29, 2016.

Common stock outstanding immediately after the offering was 2,355,400 (post-split 5-for-1) (2).

Terms of the Offering: Our selling security holders will determine when and how they will sell the common stock offered in this prospectus. Our selling security holders may sell at a fixed price of $0.10 per share until our common stock is quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering: The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market: There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of Proceeds: We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors: Our common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

(1)	Based on 2,712,980 (post-split 5-for-1) shares of common stock outstanding as of May 31, 2017.
(2)	No new shares are being registered hereunder. The common stock outstanding as of May 31, 2017 is 2,712,980 (post-split).

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Summary of Financial Information

March 31, 2017

The following tables set forth, for the periods and as of the dates indicated, our summary financial data. The statements of operations for the three months ended March 31, 2017, and the balance sheet data as of March 31, 2017 are derived from our unaudited condensed consolidated financial statements. The unaudited financial statements include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. You should read the following information together with the more detailed information contained in "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year. The statements of operations for the years ended December 31, 2016 and 2015, and balance sheet data as of December 31, 2016, are derived from our audited financial statements included elsewhere in this prospectus. You should read the following information together with the more detailed information contained in "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future.

	Three Months Ended March 31	Years Ended December 31
	2017	2016	2015
Total Assets	$49,783	$42,094	$32,351
Current Liabilities	$275,726	$12,991	$1,408
Shareholders’ Equity	$(225,943)	$29,103	$30,943

	Three Months Ended March 31, 2017 (Unaudited)	December 31, 2016 (Audited)
Revenues	$2,497	$4,863
Net Loss	$(303,146)	$(244,178)

At March 31, 2017, the accumulated deficit was $(855,732). At December 31, 2016, the accumulated deficit was $(552,586). At December 31, 2015, and 2014 the accumulated deficit were $(308,408) and $(234,596), respectively. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the common stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Units. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

LIMITED OPERATING HISTORY

There can be no assurance that our management will be successful in its attempts to implement the our business plan, build the corporate infrastructure required to support operations at the levels called for by our business plan or that we will generate sufficient revenues to meet expenses or to achieve or maintain profitability. We will encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

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•	Obtain sufficient working capital to support our establishment and expansion;

•	Find and realize the asset management opportunities required to generate revenue;

•	Maintain adequate control of our expenses allowing us to realize anticipated income growth; and

•	Anticipate and adapt to changing conditions in the tobacco products industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

OUR MANAGEMENT TEAM HAS NO EXPERIENCE OPERATING A PUBLIC COMPANY. ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL AND STATE SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Members of our management team have no experience managing and operating a public company and may rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any federal or state securities laws, rules, or regulations may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the Securities being sold in this Offering or the development of an active and liquid trading market for our common stock.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report on the financial statements for the period ended December 31, 2016 and 2015, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not commenced revenue. There is no assurance that any revenue will be realized in the future.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake sufficient sales and business development efforts required to identify clients and assist them with asset acquisitions, development of their real estate projects or management of existing stabilized assets, which may result in a negative impact to our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will

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depend on numerous factors, including (i) our profitability; (ii) the development of similar products undertaken by our competition; (iii) the level of our investment in sales and marketing; and (iv) the amount of our capital expenditures, including corporate acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Shares. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK

If we raise additional capital subsequent to hereto through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our common stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

WE WILL DEPEND UPON MANAGEMENT BUT WE MAY AT TIMES HAVE LIMITED PARTICIPATION OF MANAGEMENT.

Our directors are also acting as our officers. We will be heavily dependent upon their skills, talents, and abilities, as well as several consultants to us, to implement our business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Consultants may be employed on a part-time basis under a contract to be determined.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, our officers and directors may have potential conflicts including their time and efforts involved in participation with other business entities. Each officer and director of our business, except for Mr. Davis, is engaged in business activities outside of our business, and the amount of time they devote as Officers and Directors to our business will be up to 25 hours per week. Mr. Davis, President, CEO and a director, works full time pursuing the business plan of the Company and has been working with retail stores for product placement and distribution relationships, as well as spending up to 30 hours a week on event planning for the Company. He has also been working with potential brand ambassadors of the Company. Mr. Al Rushing, Vice President, Secretary, COO and a director, was an owner and operations manager at The Cigar Factory in New Orleans, LA through December 2016, and spends approximately 20 hours a week on our company’s business. Mr. Michael Rushing, Vice President of Sales and a director, is an Executive Team Leader at Target Corporation, and spends approximately 40 hours per week on our company’s business. Because investors will not be able to manage our business, they should critically assess all of the information concerning our officers and directors.

We do not know of any reason other than outside business interests that would prevent them from devoting full-time

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to our Company, when the business may demand such full-time participation.

WE WILL BE DEPENDENT UPON KEY PERSONNEL FOR THE FORESEEABLE FUTURE.

We will be dependent on several key members of its management and operations teams for the foreseeable future. In particular, we are dependent on Richard Davis as our president and Alfred Rushing, our Vice President, Secretary and Operation’s Officer. The loss of the services of either executive could have a material adverse effect on our operations and prospects. At this time, we have no employment agreements with any of these individuals, though it is contemplated that the Company may enter into such agreements with certain of its key employees on terms and conditions usual and customary for its industry. We do not currently have any "key man" life insurance on any employees or officers.

WE MAY FACE DIFFICULTIES ESTABLISHING A NEW BRAND

Our principal business strategy is to develop the Rich Cigars brand name as a respected brand associated with the highest quality premium cigars. The marketing of luxury consumer goods such as high-quality, premium cigars is highly dependent on creating favorable consumer perception through well-orchestrated advertising and public relations. We will be expending a significant percentage of the proceeds of any future cash raises for advertising and promotional activities. The Company has little advertising experience, having spent only minimal amounts on such activities to-date. The Company’s competitors have significantly greater advertising resources and experience and enjoy well-established brand names. There can be no assurance that our initial advertising and promotional activities will be successful in creating the desired consumer perception.

WE MAY REQUIRE ADDITIONAL FUNDING

We are highly dependent on the infusion of additional capital through other private placements or loans supporting ongoing operations and expansion. If we are not successful in obtaining subscriptions for this Offering it could be necessary to seek additional financing elsewhere or to materially curtail our expansion plans. There can be no assurance that such other financing would be available to us on satisfactory terms or at all. Failure to obtain such financing could materially impair our ability to increase sales and achieve profitability. See “USE OF PROCEEDS.”

WE MAY BE ADVERSELY AFFECTED BY CHANGES IN THE REGULATION OF TOBACCO PRODUCTS

All manufacturers of tobacco products are subject to extensive and increasing regulation at the federal, state and local levels. These regulations have, for example, imposed labeling requirements, limited advertising of tobacco products, restricted smoking in public areas such as office buildings and restaurants and prohibited sales of tobacco products to minors. Proposals have been entertained to transfer regulation of tobacco products from the Federal Trade Commission to the Food and Drug Administration, which has expressed the intention to regulate tobacco products as an addictive “drug.” There can be no assurance as to the content, timing or effect of future regulations on the federal, state or local levels or that such regulations would not have a material adverse effect on our business.

WE MAY FACE LITIGATION ISSUES SIMILAR TO THOSE IN THE CIGARETTE INDUSTRY

Manufacturers and distributors of tobacco products have been the subject of increasing litigation seeking to extend product liability to such companies for allegedly tobacco-related medical conditions of smokers. While such litigation has primarily centered on cigarettes, there can be no assurance that the increased popularity and visibility of cigars will not result in similar litigation against manufacturers and distributors of cigars. If we were to become a party to such litigation, either any finding of liability on our or the expense and diversion of management time in defending such litigation could have a material adverse effect on our Company.

WE MAY BE SUBJECT TO INCREASING EXCISE TAXES

Cigars (and tobacco products generally) have long been subject to excise taxes on the federal, state and local levels. From time to time proposals have been made to increase such taxes to fund various legislative initiatives. Substantial increases in excise taxes could have a material adverse impact on the cigar industry in general and our Company in particular.

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OUR COMPETITION IS MUCH LARGER AND HAS BEEN IN THE MARKETPLACE MUCH LONGER

Several large, well-financed competitors with long-standing brand recognition, successful histories of new product introductions and long-standing relationships dominate the market for the distribution of premium cigars with tobacco growers and distributors. We compete with well-established companies for sales to distributors and to consumers. While we believe that the rapidly expanding market for sales of premium cigars has created room for new competitors to achieve substantial sales and profits, there can be no assurance that we can compete successfully on price or in obtaining raw materials, building facilities and attracting and keeping skilled labor, which could result in material adverse effects on our business.

WE FACE RISKS ASSOCIATED WITH INTERNATIONAL MANUFACTURING AND IMPORTATION

Our operations are in Tampa, Florida, but the sources of our products and tobacco are located in Nicaragua. As such, we are subject to the risks of changes in social, political and regulatory climate inherent in foreign trade, including potential changes in either Nicaraguan or U.S. laws or regulations regarding foreign investment in and transfers of capital from Nicaragua. While we are not aware of any such social, political or regulatory changes, if such a change should occur, it could materially impair our operations and its financial condition.

WE WILL INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $50,000-$75,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting

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standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

WE MAY NOT BE ABLE TO MEET THE FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements may have to also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Florida or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Florida law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy

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limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO LITIGATION IN THE FUTURE WHICH COULD IMPACT THE FINANCIAL HEALTH OF THE COMPANY.

Currently there are no legal proceedings pending or threatened against the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

TOBACCO REGULATION AND CONTROL ACTION IN THE PUBLIC AND PRIVATE SECTORS.

Effective August 8, 2016, the Food and Drug Administration (“FDA”) extended its regulatory authority to all tobacco products, including cigars. Cigars, including premium cigars, are now subject to the Federal Food, Drug, and Cosmetic Act (the FD&C Act), as amended by the Family Smoking Prevention and Tobacco Control Act (Tobacco Control Act). The Tobacco Control Act provides FDA authority to regulate cigarettes, cigarette tobacco, roll-your-own tobacco, smokeless tobacco, and any other tobacco products that the FDA by regulation deems to be subject to the law. With this final rule, FDA is extending the their “tobacco product” authorities in the FD&C Act to all other categories of products that meet the statutory definition of “tobacco product” in the FD&C Act, except accessories of such newly deemed tobacco products. This final rule also prohibits the sale of “covered tobacco products” to individuals under the age of 18 and requires the display of health warnings on cigarette tobacco, roll-your own tobacco, and covered tobacco product packages and in advertisements.

The new rule:

  requires health warnings on roll-your-own tobacco, cigarette tobacco, and certain newly regulated tobacco products and also bans free samples;
  requires that manufacturers of newly regulated tobacco products that were not on the market as of February 15, 2007, show that products meet the applicable public health standard set by the law;
  requires that those manufacturers receive marketing authorization from the FDA;
  restricts youth access to newly regulated tobacco products by: 1) not allowing products to be sold to those younger than 18 and requiring age verification via photo ID; and 2) not allowing tobacco products to be sold in vending machines (unless in an adult-only facility); and
  gives a foundation for future FDA actions related to tobacco.

As a result of these newly implemented regulations, we may face further regulatory hurdles, and will expend time, money, and resources complying with the product testing, registration, and marketing approval processes required under these regulations. The FDA expects that manufacturers will continue selling their products for up to two years while they submit—and an additional year while the FDA reviews—a new tobacco product application. The FDA will issue an order to give marketing authorization where appropriate. Otherwise, the product will face FDA enforcement.

We cannot predict how the FDA will implement and enforce its statutory authority, including by promulgating additional regulations and pursuing possible investigatory or enforcement actions. Governmental actions, combined with the diminishing social acceptance of smoking and private actions to restrict smoking, have resulted in reduced cigarette industry volume, and we expect that these factors will continue to reduce cigarette consumption levels, which could negatively impact cigar industry volume as well. Actions by the FDA or other federal, state or local governments or agencies may impact the consumer acceptability of tobacco products, limit adult consumer choices, delay or prevent the launch of new or modified tobacco products, restrict communications to adult consumers,

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restrict the ability to differentiate tobacco products, create a competitive advantage or disadvantage for certain tobacco companies, impose additional manufacturing, labeling or packing requirements, require the recall or removal of tobacco products from the marketplace or otherwise significantly increase the cost of doing business, all or any of which may have a material adverse impact on the business, results of operations, cash flows or financial position of Rich Cigars, Inc.

WE SELL OUR PRODUCTS AND SERVICES IN HIGHLY COMPETITIVE MARKETS, WHICH RESULTS IN PRESSURE ON OUR PROFIT MARGINS AND LIMITS OUR ABILITY TO MAINTAIN OR INCREASE THE MARKET SHARE OF OUR SERVICES.

The tobacco industry is subject to significant competition and pricing pressures. We will experience significant competitive pricing pressures as well as competitive products. Several significant competitors offer products with prices that may match or are lower than ours. We believe that the products we offer are generally competitive with those offered by other cigar companies. It is possible that one or more of our competitors could develop a significant advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in raw materials and shifts in customer preferences away from tobacco products could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows. In the cigar category, additional competition has resulted from increased imports of machine-made large cigars manufactured offshore.

OUR FUTURE GROWTH IS LARGELY DEPENDENT UPON OUR ABILITY TO SUCCESSFULLY COMPETE WITH NEW AND EXISTING COMPETITORS BY DEVELOPING PRODUCTS THAT ACHIEVE MARKET ACCEPTANCE WITH ACCEPTABLE MARGINS.

Our business operates in markets that are characterized by legal and regulatory pressures and evolving industry standards. If similar high-end tobacco companies gain market acceptance, our ability to grow our business could be materially and adversely affected. Accordingly, our future success depends upon a number of factors, including our ability to accomplish the following: identify emerging trends in our target end-markets; develop and maintain competitive products; enhance our products by increasing the associated brand reputation that differentiate us from our competitors; and develop and bring products to market quickly and cost-effectively. Our ability to develop new products can affect our competitive position and requires the investment of significant resources. These development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new products on a timely basis. New or enhanced products may not satisfy consumer preferences and potential product failures may cause consumers to reject these products. As a result, these products may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior products or business strategies, impairing our brand and the desirability of our products, which may cause consumers to defer or forego purchases of our products or services. Also, the markets for our products and services may not develop or grow as we anticipate. The failure of our products to gain market acceptance, the potential for lawsuits, or the obsolescence of our products could significantly reduce our revenue, increase our operating costs or otherwise adversely affect our business, financial condition, results of operations or cash flows.

ADVERSE PUBLICITY OR CONSUMER PERCEPTION OF OUR PRODUCTS AND ANY SIMILAR PRODUCTS DISTRIBUTED BY OTHERS COULD HARM OUR REPUTATION AND ADVERSELY AFFECT OUR SALES AND REVENUES.

We believe we are highly dependent upon positive consumer perceptions of the quality of our products as well as similar products distributed by other tobacco companies. Consumer perception of tobacco products can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety or quality of tobacco and our products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported.

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DEPENDENCE UPON TRADEMARKS AND PROPRIETARY RIGHTS, FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

Our future success depends significantly on our ability to protect our current and future brands and products and to defend our intellectual property rights. We intend to seek trademark registrations covering our brands and products, and expect to continue to file, trademark applications seeking to protect newly developed brands and products. We cannot be sure that trademark registrations will be issued with respect to any of our trademark applications. There is also a risk that we could, by omission, fail to timely renew or protect a trademark or that our competitors will challenge, invalidate or circumvent any existing or future trademarks issued to or licensed by us.

OUR INSURANCE COVERAGE OR THIRD PARTY INDEMNIFICATION RIGHTS MAY NOT BE SUFFICIENT TO COVER OUR LEGAL CLAIMS OR OTHER LOSSES THAT WE MAY INCUR IN THE FUTURE.

In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses, including on terms that meet our customer’s requirements. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

IF DEVELOPED, OUR BRANDS MAY BECOME VALUABLE, AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS AND BRAND.

We may invest significant resources to build and protect our brands. However, we may be unable or unwilling to strictly enforce our rights, including our trademarks, from infringement. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

AN INCREASE IN PRODUCT RETURNS COULD NEGATIVELY IMPACT OUR OPERATING RESULTS AND PROFITABILITY.

We will permit the return of damaged or defective products and accept limited amounts of product returns in certain instances. While such returns are expected to be nominal and within management’s expectations and the provisions established, future return rates may increase more than anticipated. Any significant increase in damaged or defective products or expected returns could have a material adverse effect on our operating results for the period or periods in which such returns materialize.

WE HAVE NO MANUFACTURING CAPACITY AND ANTICIPATE CONTINUED RELIANCE ON THIRD-PARTY MANUFACTURERS FOR THE DEVELOPMENT OF OUR PRODUCTS.

We do not currently operate manufacturing facilities for production of our products. We lack the resources and the capabilities to manufacture our products. We do not intend to develop facilities for the manufacture of products in the foreseeable future. We will rely on third-party manufacturers to produce bulk products required to meet our sales needs. We plan to continue to rely upon contract manufacturers to manufacture commercial quantities of our products.

Our contract manufacturers’ failure to achieve and maintain high manufacturing standards, in accordance with applicable regulatory requirements, or the incidence of manufacturing errors, could result in consumer injury or death, product shortages, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business. Contract manufacturers often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel. Our existing manufacturers and any future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business. In the event of a natural disaster, business failure, strike or other difficulty, we may be unable to replace a third-party manufacturer in a timely manner and the production of our products would be interrupted, resulting in delays, additional costs and reduced revenues.

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A SHORTAGE IN THE SUPPLY OF KEY RAW MATERIALS COULD INCREASE OUR COSTS OR ADVERSELY AFFECT OUR SALES AND REVENUES.

All of the raw materials for our products are obtained from third-party suppliers. Shortages in certain ingredients could result in materially higher raw material prices or adversely affect our ability to have a product manufactured. Price increases from a supplier would directly affect our profitability if we are not able to pass price increases on to customers. Our inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of our raw materials could have a material adverse effect on our business, financial condition and results of operations.

TOBACCO PRICE, AVAILABILITY AND QUALITY.

Any significant change in tobacco leaf prices, quality or availability could adversely affect our profitability and business.

VARIOUS DISEASES, PESTS AND CERTAIN WEATHER CONDITIONS.

Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions could affect the quality and quantity of agricultural raw materials available, decreasing the supply of our products and negatively impacting profitability. We cannot guarantee that our suppliers of agricultural raw materials will succeed in preventing contamination in existing fields. Future government restrictions regarding the use of certain materials used in growing agricultural raw materials may increase costs and/or reduce production of crops. Growing agricultural raw materials also requires adequate water supplies. A substantial reduction in water supplies could result in material losses of crops, which could lead to a shortage of our product supply.

DAMAGE TO OUR REPUTATION.

Maintaining a good reputation is critical to selling our branded products. Product contamination or tampering or the failure to maintain our standards for product quality, safety and integrity, including with respect to raw materials, naturally occurring compounds, packaging materials or product components obtained from suppliers, may reduce demand for our products or cause production and delivery disruptions. Although our producer/distributors maintain standards for the materials and product components received from suppliers, it is possible that a supplier may not provide materials or product components that meet the required standards or may falsify documentation associated with the fulfillment of those requirements. If any of our products becomes unsafe or unfit for consumption, is misbranded or causes injury, we may have to engage in a product recall and/or be subject to liability and incur additional costs. A widespread product recall, multiple product recalls, or a significant product liability judgment could cause our products to be unavailable for a period of time, which could further reduce consumer demand and brand equity. Our reputation could be impacted negatively by public perception, adverse publicity (whether or not valid), negative comments in social media, or our responses relating to:

•	a perceived failure to maintain high ethical, social and environmental standards for all of our operations and activities;
•	a perceived failure to address concerns relating to the quality, safety or integrity of our products;
•	our environmental impact, including use of agricultural materials, packaging, water and energy use, and waste management; or
•	effects that are perceived as insufficient to promote the responsible use of our products.

Failure to comply with local laws and regulations, to maintain an effective system of internal controls, to provide accurate and timely financial statement information, or to protect our information systems against service interruptions, misappropriation of data or breaches of security, could also hurt our reputation. Damage to our reputation or loss of consumer confidence in our products for any of these or other reasons could result in decreased demand for our products and could have a material adverse effect on our business, financial condition and results of operations, as well as require additional resources to rebuild our reputation, competitive position and brand equity.

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CONTAMINATION.

The success of our brands depends upon the positive image that consumers have of those brands. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could adversely affect their sales. Contaminants in raw materials, packaging materials or product components purchased from third parties and used in the production of our products or defects in the process could lead to low quality as well as illness among, or injury to, consumers of our products and may result in reduced sales of the affected brand or all of our brands.

Risks Related to Our Common Stock

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is a limited public trading marketing for our common stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

THE OFFERING PRICE OF THE COMMON STOCK IS ARBITRARY, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO ANY ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

The offering price of $0.10 per share for the shares of common stock was determined arbitrarily. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. Our share offering price herein should not be regarded as an indicator of the future market price of the securities. Our shares are thinly traded on the OTC Pink under the symbol “RCGR”.

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OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

ITEM 4. USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

ITEM 5. DETERMINATION OF OFFERING PRICE

Our common stock is traded on the OTC Pink under the symbol “RCGR”. The offering price of the shares of common stock was determined arbitrarily. The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. We intend to file to move from the OTC Pink to the OTCQB.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the liquidity of the market in general and the success, or lack thereof, of the business of the Company.

ITEM 6. DILUTION

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

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ITEM 7. DISTRIBUTION AND SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders and consist of 1,230,400 (post-split 5-for-1) shares of our common stock.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of effectiveness of the Registration Statement and the number of shares of common stock being offered by the selling stockholders, if not already resold. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Under the RichKeys Enterprises LLC Operating Agreement, we distributed the 790,400 (post-split 5-for-1) shares of Rich Cigars in kind to RichKeys Enterprises, LLC interest holders upon Registration. Some of our selling shareholders (RichKeys Enterprises distribution) obtained their shares of our common stock from said distribution in kind which was effective upon Registration hereunder as set forth in “A” below.

Shares Registered for Resale

Distributees and Shareholders	Number of Shares (post-split 5-for-1 adjusted)	Common % owned upon Registration (Before Distribution)	Shares Registered Hereunder (1)

Tiffany Brinston	10,000	2.5%	3.1%
Lawaylon Brown	2,000	0	<1%
Lornando Brown	10,000	0	<1%
Jeremy Moore	20,000	0	<1%
Pam Moore	10,400	0	<1%
M.J. Ned	40,000	0	1.7%
Ryan Lee (2)	2,000	0	<1%
Derrick Pittman	50,000	0	2.1%
Byron Powell	6,000	0	<1%
Michael Turner	5,000	0	<1%
Jessica Ray	1,250	0	<1%
Brian Moore	10,000	0	<1%
William Hicks Jr.	250,000	0	10.6%
William Hicks Sr.	250,000	0	10.6%
William Hirschy	25,000	0	1.1%
Joshua Jones	13,000	0	<1%
Daniel McDonald	10,000	0	<1%
William Robinson	2,500	0	<1%
Brian Stewart	60,000	0	2.5%
Bobby Nicholson	5,000	0	<1%
Vivian Logan	1,250	0	<1%
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Keith Buckner	2,500	0	<1%
Austin Pettigrew	2,000	0	<1%
Al Rushing	125,000	16.5%	5.3%
Richard Davis	187,500	27.1%	8.0%
Tiffany Brinston	60,000	2.5%	3.1%
Marc Miranne	5,000	<1%	<1%
Mike Rushing	62,500	10.6%	2.7%
Total	1,230,400 (post-split 5-for-1)		52.2%
(1)	Based on 2,355,400 (post-split 5-for-1) shares outstanding as of June 29, 2016.
(2)	RichKeys Enterprises, LLC is still in possession of the shares and will complete the distribution to Mr. Lee as soon as possible.

There are no agreements between us and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

RichKeys Enterprises, LLC, Al Rushing, Andre Crawford, and Michael Rushing (officers/directors/employees):

-       have had a material or affiliate relationship with us within the past three years;

-       Mssrs Rushing and Davis have been our officers or directors or an officer

RichKeys Enterprises LLC is managed by Andre Crawford. It was founded in 2012 to seek funding for another venture which was not completed, and it subscribed for the shares being registered herein.

As of May 31, 2017, 788,400 of the 790,400 (post-split 5-for-1) shares have been distributed from RichKeys Enterprises, LLC to the distributees. The remaining 2,000 shares will be distributed to Ryan Lee as soon as practicable.

None of the above listed shareholders are registered broker-dealers or are associates of a registered broker-dealer. None of the above listed shareholders are affiliates of any registered broker-dealers.

ITEM 8. PLAN OF DISTRIBUTION

The registration statement, of which this prospectus is a part, was effective as of July 20, 2016. As such, our existing selling shareholders may sell their securities at a fixed price of $0.10 per share until a market is established..

Our distributor RichKeys Enterprises, LLC is deemed an underwriter, within the meaning of Section 2(a)(11) of the Securities Act, in this registration as to the distribution.

Our selling shareholders may be deemed underwriters in this registration.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

Our selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until a market for the shares is established and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Pink, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we have obtained a quotation on the OTC Pink and trade under the symbol RCGR. In order to be quoted on the OTC Pink, a market maker filed an application on our behalf in order to make a market for our common stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be

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effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $40,000. We have already paid legal and accounting fees of over $30,000 with our capital. We intend to pay any remainder of expenses of the registration of the shares with capital raised through private offerings or through revenues that may be generated from our business activities.

ITEM 9. DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 1,000,000,000 common shares of capital stock.

Common Stock

On September 13, 2016, pursuant to Florida Statute 607.10025, the Board of Directors of Rich Cigars, Inc. (the "Company") approved an amendment to the Company's Articles of Incorporation, with an effective date of October 5, 2016, in order to effectuate a 5-for-1 forward split of the Company's common stock. Immediately after the stock split, each shareholder's percentage ownership interest in the Company and proportional voting power remained unchanged. The rights and privileges of the holders of shares of common stock are unaffected by the stock split.

On September 15, 2016, the Company filed an amendment to the Articles of Incorporation with the Florida Department of State with an effective date of October 5, 2016. Pursuant to the amendment, the Company is authorized to issue 1,000,000,000 shares of common stock and the common stock issued and outstanding as of May 31, 2017 is 2,712,980. All figures shown in this filing have been adjusted to the post-split 5-for-1 figures.

Each share of common stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

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Preferred Stock

On April 12, 2017, pursuant to Florida Statute 607.1003, the Board of Directors and shareholders of the Company approved an amendment to the Company's Articles of Incorporation in order to authorize a class of preferred stock, including designating the rights and privileges of Series A of the preferred stock. The number of authorized shares of preferred stock is 11,000,000, $.001 par value per share, and the Series A shall consist of 1,000,000 out of the 11,000,000 preferred shares. The Record Holders of the Series A Preferred Shares shall have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any Regular or Special Meeting of the Shareholders) equal to that number of common shares which is not less than 60% of the vote required to approve any action, which Florida law provides may or must be approved by vote or consent of the holders of the holders of common shares or the holders of other securities entitled to vote, if any. The effective date of the amendment to the Articles of Incorporation is April 20, 2017, and the amendment is attached hereto as Exhibit 3(i).3, and incorporated herein by reference. The Certificate of Designation of Series A Preferred Super Majority Voting Stock is also attached hereto as Exhibit 4.1, and incorporated herein by reference.

Authority. Pursuant to Florida Statute 607.1003 and the By-laws of the Company, the shareholders approved the amendment to the Articles of Incorporation authorizing preferred shares by written consent of the majority stockholders of the Company on April 12, 2017. The Board of Directors approved the amendment on April 12, 2017.

State Filing. On April 27, 2017, the Company filed an amendment to the Articles of Incorporation with the Florida Department of State with an effective date of April 20, 2017. The amendment, including the Certificate of Designation of Series A Preferred Super Majority Voting Stock, as filed, is attached hereto as Exhibit 4.1, and incorporated herein by reference.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Clear Trust, LLC at 16540 Pointe Village Dr. #206, Lutz, FL 33558.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Littman, Attorney at Law has passed on the validity of the common stock being offered pursuant to the registration statement.

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The financial statements as of December 31, 2016 and 2015 included in this prospectus and the registration statement have been audited by Pritchett, Siler and Hardy PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

a. DESCRIPTION OF BUSINESS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this document, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this document are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

DESCRIPTION OF BUSINESS

Overview

We were incorporated on July 29, 2013 under the laws of the state of Florida. Rich Cigars was established to manufacture and distribute cigars under the Rich Cigars brand name. The Company’s founders seek to create a cigar that would appeal to aficionados of high-quality, hand-rolled, premium cigars. Founder Alfred Rushing has been involved with the cigar industry for more than 20 years. Through Rich Cigars, he intends to introduce new styles of premium cigars to build sales of private label cigars. The Company intends to conduct its business principally in the U.S. through its sales and marketing team. We maintain a website at www.richcigars.com. Such website is not incorporated into or a part of this filing.

OUR BUSINESS

We contract with a Nicaraguan supplier for the manufacture of hand rolled cigars and to market in the US in both units and dollars sales of brand name premium cigars (imported, hand-made or hand-rolled cigars made with Cuban seed long leaf filler and all natural tobacco leaf).

The Company's activities include producing and selling cigars, and promoting the brand by attending and sponsoring various events such as the Derek Jeter Celebrity Invitational. The Company also frequently reaches out to celebrities and sports stars, to provide cigars to individuals and gatherings. The goal of the sponsorships and outreach is to promote the brand with high profile individuals in order to broaden the name recognition in the sports and entertainment industries and attract new customers. Rich Cigars' first sale occurred in an online transaction on May 10, 2016.

We believe that increasing demand for cigars will offer us growth opportunities. In recent years, cigar smoking has

23

experienced a resurgence resulting in an increase in consumption and retail sales of cigars, especially in the premium cigar segment. This growth produced overall retail sales in the U.S. cigar market of approximately $1.0 billion in 2013. The gain comes despite an increasingly unfriendly environment for smokers as a myriad of states enact smoking bans.

We believe that this increase in cigar consumption and retail sales is the result of a number of factors, including: (i) the improving image of cigar smoking resulting from increased publicity plus social media, including the success of cigar publications and the visibility of cigar smoking by celebrities; (ii) the emergence of an expanding base of younger, highly educated, affluent adults age 25 to 45 and the growing interest of this group in luxury goods, including premium cigars; (iii) the increase in the number of adults over the age of 40 (a demographic group believed to smoke more cigars than any other demographic group); and (iv) the opening of establishments, such as restaurants and clubs,  and "cigar bars" where cigar smoking is encouraged, as well as other special events for cigar smokers.

We intend to use the following strategies, to move the business of the company forward:

BUILD MARKET SHARE IN THE U.S. PREMIUM SEGMENT.

We hope to penetrate the premium cigar market by:

(i) Creating market awareness and recognition of its cigar brands through advertising through social media and campaign marketing with twitter, Facebook, product placement ads, increased penetration of targeted retail outlets and professional sales management; (ii) developing and selling new premium cigars that carry well our brand name “Rich”; (iii) developing line extensions in higher price categories that leverage the premium brands. (iv) Employing a sales force and distribution channel of distribution to increase sales of the products.

DEVELOP "PREMIUM" CIGAR BUSINESS.

Our intentions are to seek to increase revenues in cigar business by focusing on higher price categories. We believe that the higher-end mass market segment can experience growth. We are attempting to capitalize on market growth by expanding our products such as our “Rich Cigar” and by developing similar higher-end flavor infused cigars under our “Rich” name.

IMPLEMENT PRODUCTION CAPACITY AND TOBACCO INVENTORY.

We intend to expand manufacturing relationships if volume demand occurs while maintaining high quality standards. Our intended contract supplier indicates it can absorb an increase in volume.

SELECTIVELY BROADEN CIGAR DISTRIBUTION CHANNELS.

We intend to actively develop new channels and methods of distribution. With respect to premium cigars, we are pursuing opportunities in a number of developing distribution channels, including cigar bars and clubs, hotel shops, wine shops, restaurants and upscale specialty retail tobacco stores. With respect to mass market cigars, we are seeking to establish relations with new retailers by acting as the tobacco "category manager," assisting such retailers in increasing their sales of tobacco products.

Market Overview

Cigars have a long history in the US, with the public image of cigars tending to be of premium hand-rolled products, often from the Dominican Republic, Nicaragua or Cuba (although the latter have been illegal in the US since the 1960s), smoked by powerful, wealthy and usually older men. This perception changed somewhat in the 1990s, as the cigar industry attracted women and younger adults alike to try higher quality cigars.

Currently, machine-made cigars and cigarillos account for the bulk of the category volume sales, and tend to be purchased by a younger, less affluent demographic, and do not achieve the same status as their premium counterparts. Overall, cigar smoking is still more popular among men than women, although women have shown

24

some growing interest in recent years.

Our management believes principal changes that can lead to growth in the premium cigar market cigar market are (1) the emergence of an expanding base of younger new cigar smokers, both male and female, (2) increasing popularity of cigars among celebrities who are viewed as trend-setters, (3) continued media interest, especially through Cigar Aficionado magazine, (4) promotion of “cigar friendly” locations and (5) the increase in the population of people over 50 years in age, a group that has traditionally been viewed as consuming more luxury goods, including cigars.

PRODUCTS

The Vendetta consists of a Connecticut (Ecuador) wrapper, a Mexican binder and a Nicaraguan filler.  The KingPin line consists of a Sumatra wrapper along with a Mexican binder and a Nicaraguan filler.  The God Father line consists of a Broad Leaf Maduro wrapper, a Mexican binder and a Nicaraguan filler.  The Billionaire line consists of a Habano Rosado wrapper with a Mexican binder and a Nicaraguan filler.

In 2015, we began to arrange for the production of our blends of cigars, sourcing materials and labor from Nicaragua. The Company's products are currently produced by Nicaragua American Tobacco S.A. (“NATSA”) in Esteli, Nicaragua, a third party, at their facility. NATSA is owned by Oliva Tobacco Company based in Tampa, Florida. We do not currently have a contract with our producer/exporter and instead operate on an invoiced basis. We have taken time to perfect four different blends over the last year. We have produced 4,000 cigars, some of which are in the aging process to cure for the next 3-4 months while others are ready for sale. Our first sale occurred in an online transaction in May 2016. We have also produced bands for each cigar and boxes as well. Once cigars are aged they will be packaged and sold online for resale and in retail stores. We need funds as follows to implement the business plan over the next twelve months: $12,000 for storage of cigars and a retail location with a warehouse that we have prospected; and $10,000 for the production of 10,000 additional cigars at $1 each.

Sales and Marketing

The Company has been calling on retail cigar outlets commencing on the east coast. We plan to sign on two independent sales representatives within the next year to continue retail sales throughout the country.

In the past year, we began producing and selling our cigars, and have been promoting the brand by attending and sponsoring various events such as the Derek Jeter Celebrity Invitational. We also reach out to celebrities and sports stars, to provide hand-rolled premium cigars to individuals and gatherings, and have done two high profile private events in the last year. The goal of the sponsorships and outreach is to promote the brand with high profile individuals in order to broaden the name recognition of the Company in the sports and entertainment industries and to attract new customers.

COMPETITION

We will be in competition with many large, well-financed competitors in the market for premium cigars. Each of these better known companies enjoys strong brand names and a history of successful product launches. These companies compete directly with us for consumer sales, as well for supplies of tobacco and marketing resources.

All of these companies have substantially greater capital resources, manufacturing, sales and marketing experience, and substantially longer and more extensive relationships with growers and long-standing brand recognition and market acceptance than we do. See “RISK FACTORS”. We believe, however, that the market for premium cigars is growing rapidly enough to support the entry of new brands such as ours and that the inability of the entrenched competitors to meet current demand supports this position.

Regulation and Litigation in the Tobacco Industry

Cigar manufacturers, like other producers of tobacco products, are subject to regulation at the federal, state and local levels. Since the early 1970’s the trend has been for increasing regulation, which when coupled with changing public attitudes toward smoking, has had the effect of reducing overall consumption of tobacco products in the United

25

States. Federal law has required warning labels on cigarettes since 1965, though no such warnings have been required for cigars. Recent federal law enacted by Congress has required states applying for certain federal grants for substance abuse programs to adopt a minimum age of 18 for purchase of tobacco products and to establish elaborate enforcement programs to support this requirement. Legislation proposed but not enacted by Congress has sought to impose (1) bans on advertising of tobacco products or on the deductibility of such advertising expenses for federal tax purposes, (2) additional labeling, warnings or listings of additives, (3) preemption of state law to impose civil liabilities on manufacturers and distributors of tobacco products, (4) reimbursement to the federal government for health care costs incurred in connection with tobacco-related conditions and (5) regulation of tobacco products by the Food and Drug Administration as a possibly addictive “drug.” Moreover, the Environmental Protection Agency has concluded that widespread exposure to so-called “secondary smoke” may present a serious and substantial public health concern. The impact of this finding and the EPA’s authority to regulate “secondary smoke” are the subject of ongoing litigation.

Many states and local governments have passed statutes or ordinances severely limiting the types of establishments (such as restaurants and office buildings), and the areas within such establishments, in which persons may smoke, or have banned smoking.

Effective August 8, 2016, the Food and Drug Administration ("FDA") extended its regulatory authority to all tobacco products, including cigars. Cigars, including premium cigars, are now subject to the Federal Food, Drug, and Cosmetic Act (the FD&C Act), as amended by the Family Smoking Prevention and Tobacco Control Act (Tobacco Control Act). The Tobacco Control Act provides FDA authority to regulate cigarettes, cigarette tobacco, roll-your-own tobacco, smokeless tobacco, and any other tobacco products that the FDA by regulation deems to be subject to the law. With this final rule, FDA is extending the their "tobacco product" authorities in the FD&C Act to all other categories of products that meet the statutory definition of "tobacco product" in the FD&C Act, except accessories of such newly deemed tobacco products. This final rule also prohibits the sale of "covered tobacco products" to individuals under the age of 18 and requires the display of health warnings on cigarette tobacco, roll-your own tobacco, and covered tobacco product packages and in advertisements.

The new rule:

•         requires health warnings on roll-your-own tobacco, cigarette tobacco, and certain newly regulated tobacco products and also bans free samples;

•         requires that manufacturers of newly regulated tobacco products that were not on the market as of February 15, 2007, show that products meet the applicable public health standard set by the law;

•         requires that those manufacturers receive marketing authorization from the FDA;

•         restricts youth access to newly regulated tobacco products by: 1) not allowing products to be sold to those younger than 18 and requiring age verification via photo ID; and 2) not allowing tobacco products to be sold in vending machines (unless in an adult-only facility); and

•         gives a foundation for future FDA actions related to tobacco.

As a result of these newly implemented regulations, we may face further regulatory hurdles, and will expend time, money, and resources complying with the product testing, registration, and marketing approval processes required under these regulations. The FDA expects that manufacturers will continue selling their products for up to two years while they submit-and an additional year while the FDA reviews-a new tobacco product application. The FDA will issue an order to give marketing authorization where appropriate. Otherwise, the product will face FDA enforcement.

We cannot predict how the FDA will implement and enforce its statutory authority, including by promulgating additional regulations and pursuing possible investigatory or enforcement actions. Governmental actions, combined with the diminishing social acceptance of smoking and private actions to restrict smoking, have resulted in reduced cigarette industry volume, and we expect that these factors will continue to reduce cigarette consumption levels, which could negatively impact cigar industry volume as well. Actions by the FDA or other federal, state or local governments or agencies may impact the consumer acceptability of tobacco products, limit adult consumer choices, delay or prevent the launch of new or modified tobacco products, restrict communications to adult consumers, restrict the ability to differentiate tobacco products, create a competitive advantage or disadvantage for certain tobacco companies, impose additional manufacturing, labeling or packing requirements, require the recall or

26

removal of tobacco products from the marketplace or otherwise significantly increase the cost of doing business, all or any of which may have a material adverse impact on the business, results of operations, cash flows or financial position of Rich Cigars, Inc.

We cannot predict the outcome of these legislative and regulatory initiatives or of litigation in the future. Presumably, the trend toward increased regulation will continue at all levels. Depending on these outcomes, there may be a materially adverse effect on the tobacco products industry in general and our Company in particular. See “RISK FACTORS.”

Excise Taxes

Cigars have long been subject to federal, state and local excise taxes and it is frequently suggested that additional excise taxes be levied on such products to support various legislative programs. We are unable to predict whether significant increases in excise taxes on its products will be enacted in the future. Such increases were proposed by the Clinton Administration in 1993 to fund that administration’s health care reform initiatives, but were not enacted by Congress. Imposition of significant increases in excise taxes could have a material adverse impact on the large cigar industry in general and our efforts in particular.

Employees

We presently have 3 consultants including Messrs. Davis, Alfred Rushing and Michael Rushing, under hourly oral consulting agreements. There are no employees at this time.

DESCRIPTION OF PROPERTY

We do not own any property or patents.

Our principal executive office is located at 3001 North Rocky Point East, Suite 200, Tampa, FL, and our telephone number is 305-998-1973. There is a lease on the premises the Company is occupying and it is responsible for paying monthly rent of $5,000.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently a limited public market for our shares of common stock. Effective November 16, 2016, Rich Cigars, Inc. was approved by FINRA to initiate quotations on the OTC Pink.  The Company's stock trading symbol on OTC Pink is RCGR However, we can provide no assurance that our shares of common stock will be quoted on the OTCQB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this post-effective amendment to the registration statement, we had approximately 37 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

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Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

b. DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS/PATENTS

(a)	Real Estate.	None.
(b)	Title to properties.	None.
(c)	Oil and Gas Properties.	None.
(d)	Patents.	None.

c. LEGAL PROCEEDINGS

We anticipate that we (including any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations. As of this filing date, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

d. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is a limited public trading market for our stock. Effective November 16, 2016, Rich Cigars, Inc. was approved by FINRA to initiate quotations on the OTC Pink.  The Company's stock trading symbol on OTC Pink is RCGR

Rules Governing Low-price Stocks That May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

We are a “penny stock” company, as our stock price is less than $5.00 per share. If we are able to obtain an exchange listing for our stock, we cannot make an assurance that we will be able to maintain a stock price greater than $5.00 per share and if the share price was to fall to such prices, that we wouldn’t be subject to the Penny Stocks rules.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the date of this post-effective amendment, we have 37 stockholders of record of our common stock.

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Dividends

As of the filing of this registration statement, we have not paid any dividends to stockholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Florida Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

e. FINANCIAL STATEMENTS

The following is a complete list of the financial statements filed as a part of this Report.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Rich Cigars, Inc.

5100 SE 103rd Street

Ocala, FL 34476

We have audited the accompanying balance sheets of Rich Cigars, Inc. as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders' equity and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rich Cigars, Inc. as of December 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered continuing losses and has not yet established a reliable, consistent and proven source of revenue to meet its operating costs on an ongoing basis and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Farmington Utah

March 30, 2017

F-1

Rich Cigars, Inc.
Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$4,260	$7,056
Accounts receivable, net	8	—
Inventory	13,338	2,947
Prepaid expenses	16,764	12,498
Total current assets	34,370	22,501

Property and Equipment, net	924	1,350
Intangible Assets, net	6,800	8,500
Total Fixed Assets	7,724	9,850

Total assets	$42,094	$32,351

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$12,991	$1,408
Total current liabilities	12,991	1,408

Total liabilities	12,991	1,408

Commitments and Contingencies	—	—

Shareholders' equity:
Common stock; no par value; 1,000,000,000
shares authorized; 2,612,980 and 2,355,400 shares issued and outstanding
at December 31, 2016 and December 31, 2015, respectively	581,689	339,351
Accumulated deficit	(552,586)	(308,408)

Total shareholders' equity	29,103	30,943

Total liabilities and shareholders' equity	$42,094	$32,351

See accompanying notes to the financial statements.

F-2

Rich Cigars, Inc.
Statements of Operations

	Year Ended
	December 31, 2016	December 31, 2015

REVENUES	$4,863	$—
COST OF SALES	2,157	—

GROSS PROFIT	2,706	—

OPERATING EXPENSES
Officers Compensation	91,896	2,678
Professional Fees	58,652	45,730
Travel Expense	44,039	31,946
Marketing Expense	36,348	2,675
Meals and Entertainment	6,443	6,433
Other General and Administrative	4,039	4,183
Telephone Expense	3,341	3,145
Amortization Expense	1,700	—
Depreciation Expense	426	426
Total operating expenses	246,884	97,216

Operating Loss	(244,178)	(97,216)

Other Income	—	—

NET LOSS	$(244,178)	$(97,216)

Net loss per share applicable to common stockholders — basic and diluted	$(0.10)	$(0.04)

Weighted average number of shares outstanding – basic and diluted	2,442,404	2,360,674

See accompanying notes to the financial statements.

F-3

Rich Cigars, Inc.
Statements of Shareholders' Equity

	Common Shares	Common Stock	Common Stock Subscription Receivable	Accumulated Deficit	Total Shareholders' Equity

BALANCE, December 31, 2014	2,380,400	$238,040	$(16,252)	$(211,192)	$10,596

Treasury shares purchased and cancelled	(25,000)	(2,500)	—	—	(2,500)
Collection of subscriptions receivable	—	—	16,252	—	16,252
Shareholder contributions	—	103,811	—	—	103,811
Net loss	—	—	—	(97,216)	(97,216)

BALANCE, December 31, 2015	2,355,400	$339,351	$—	$(308,408)	$30,943

Shareholder contributions	—	216,580	—	—	216,580
Issuance of shares for cash	145,080	14,508	—	—	14,508
Issuance of shares for services	112,500	11,250	—	—	11,250
Net Loss	—	—	—	(244,178)	(244,178)

BALANCE, December 31, 2016	2,612,980	$581,689	$—	$(552,586)	$29,103

See accompanying notes to the financial statements.

F-4

Rich Cigars, Inc.
Statements of Cash Flows

	Year ended
	December 31, 2016	December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(244,178)	$(97,216)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and Amortization	2,126	426
Shares issued for services	11,250	22,500
Change in assets and liabilities:
Accounts receivable	(8)	—
Prepaid expenses	(4,266)	(11,224)
Inventory	(10,391)	(2,947)
Accounts payable and accrued expenses	11,583	454
Net cash used in operating activities	(233,884)	(88,007)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	—	—
	—	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Collection of subscription receivable	—	16,252
Proceeds from share issuance	14,508	—
Shareholder contributions	216,580	81,311
Repurchase and cancellation of common shares	—	(2,500)
Net cash provided by financing activities	231,088	95,063

NET CHANGE IN CASH	(2,796)	7,056
CASH, beginning of period	7,056	—
CASH, end of period	$4,260	$7,056

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

See accompanying notes to the financial statements.

F-5

Rich Cigars, Inc.

Notes to the Financial Statements

For the Year Ended December 31, 2016 and 2015

NOTE 1 NATURE OF ORGANIZATION

Rich Cigars, Inc. (the "Company") is a Florida Corporation incorporated on July 29, 2013, and was established to manufacture and distribute high-quality, hand rolled, premium cigars under the Rich Cigars brand name. The Company has branded custom cigars to be sold via the internet and through retail locations. The Company's primary operations are currently in the Ocala, Florida area, and management intends to conduct our business principally in the U.S. through our own sales and marketing team.

NOTE 2 RECLASSIFICATION OF PRIOR YEAR PRESENTATION

Certain prior year amounts have been reclassified for consistency with the current period presentation. Additionally, certain expense items have been broken out differently. Previously, the Company had netted its stock subscription receivables against common stock. In the current period the Company concluded that it was more appropriate to present these subscription receivables separately in the Balance Sheet and in the Statement of Shareholders’ Equity. These reclassifications had no effect on the reported results of operations. This change in classification does not materially affect previously reported cash flows from operations or from financing activities in the Statement of Cash Flows, and had no effect on the previously reported Statement of Operations for any period.

NOTE 3 GOING CONCERN

These financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. As of December 31, 2016, the Company has incurred net losses of $552,586 since inception. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management's plans include raising capital through the equity markets to fund operations and eventually, the generating of revenue through its business; however, there can be no assurance that the Company will be successful in such activities. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The significant accounting policies, estimates and related judgments underlying the Company's financial statements are summarized below. In applying these policies, management makes subjective judgments that frequently require estimates about matters that are inherently uncertain. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

The Company considers all investments with a maturity date of three months or less when purchased to be cash equivalents. The Company had cash on hand in the amount of $4,260 and $7,056 as December 31, 2016 and 2015, respectively.

F-6

Rich Cigars, Inc.

Notes to the Financial Statements

For the Year Ended December 31, 2016 and 2015

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At December 31, 2016 and 2015, an allowance for doubtful accounts was not considered necessary as all accounts receivable were deemed collectible.

Inventory

The Company records inventory at lower of cost or net realizable values which consists of ready for sale cigars and other accessories. Cost is determined using the first-in, first-out method. The Company had a balance in inventory of $13,338 and $2,947 at December 31, 2016 and 2015, respectively.

Property and Equipment

The Company records property and equipment at historical cost, and depreciates these assets using the straight-line depreciation method over the estimated useful lives of the respective assets. Estimated useful lives for major classes of depreciable assets are as follows:

Asset Class	Estimated Useful Life
Buildings	Up to 35 years
Leasehold improvements	Shorter of lease term or useful life of the improvement
Furniture, fixtures and office equipment	5 years
Computer hardware and software	3 years

Expenditures for additions and improvements over $1,500 that substantially extend the useful life of property and equipment or increase its operating effectiveness are capitalized. Repair and maintenance costs are expensed as incurred.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin Topic 13, Revenue Recognition and ASC 605-15-25, Revenue Recognition. The Company’s net revenue is principally from the manufacturing and sales of high-quality, hand-rolled, premium cigars. In all cases, revenue is recognized when a sales transaction closes and the product is shipped or picked-up by the customer. For the years ended December 31, 2016 and 2015, the Company recorded revenues related to the sale of cigars in the amount of $4,488 and $0, respectively. Additionally, the Company hosts private events and provides the services of a professional cigar roller. As of December 31, 2016 and 2015, the Company recorded revenues for these services in the amount of $375 and $0, respectively.

Cost of Goods Sold

The Company recognizes the direct cost of purchasing products for sale, including freight charges and packaging, as cost of goods sold in the accompanying Income Statement.

Shipping and Handling Costs

Shipping and handling costs to transport goods to customers are primarily paid directly by the customer.

Advertising and Promotion

The Company expenses advertising and promotion costs as incurred. The Company did not incur any advertising and promotion expenses during the years ended December 31, 2016 and 2015, respectively.

F-7

Rich Cigars, Inc.

Notes to the Financial Statements

For the Year Ended December 31, 2016 and 2015

Earnings Per Share

The Company has adopted ASC 260-10-50, Earnings per Share, which provides for the calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Basic and diluted losses per share were the same at the reporting dates as no common stock equivalents were issued or outstanding during the years ended December 31, 2016 and 2015.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the recognition of future tax benefits, such as net operating loss carryforwards, is required to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

The Company files income tax returns in the United States and Florida, which are subject to examination by the tax authorities in these jurisdictions. Generally, the statute of limitations related to the Company's federal and state income tax return is three years. The state impact of any federal changes for prior years remains subject to examination for a period up to five years after formal notification to the states.

Management has evaluated tax positions in accordance with ASC 740, Income Taxes, and has not identified any significant tax positions, other than those disclosed. All of the Company’s tax years since inception remain subject to examination by Federal and State jurisdictions.

NOTE 5 Property and Equipment

Property and Equipment consists of the following:

	December 31, 2016	December 31, 2015
Furniture and Equipment	$2,131	$2,131

Less Accumulated Depreciation	(1,207)	(781)
Property and Equipment, net	$924	$1,350

For the years ended December 31, 2016 and 2015, the Company recorded Depreciation Expense of $426 and $426.

F-8

Rich Cigars, Inc.

Notes to the Financial Statements

For the Year Ended December 31, 2016 and 2015

NOTE 6 Intangible Assets

Intangible Assets consists of the following:

	December 31, 2016	December 31, 2015
Website Development Costs	$8,500	$8,500

Less Accumulated Amortization	(1,700)	—
Intangible Assets, net	$6,800	$8,500

In May 2014, the Company issued 85,000 shares for the development of the Company’s website, which is currently recorded in Website Development Costs. The website for the Company went live on January 1, 2016, and as a result the Company began depreciating the asset at that time. The Company will depreciate the asset over a period of 5 years. For the years ended December 31, 2016 and 2015, the Company recorded Amortization expense of $1,700 and $0, respectively.

NOTE 7 EQUITY

In July 2013, the Company authorized the issuance of up to 200 million shares of common stock. Holders of the Company’s common stock are entitled to one vote at any shareholder’s meeting for each share of stock they own as of the date of grant. All common shares are equal to each other with respect to voting, liquidation, and dividend rights. As of December 31, 2016 and 2015, the Company has issued and outstanding 2,612,980 and 2,355,400 shares of common stock, respectively.

In April 2014, the Company issued approximately 5,000 shares of the Company’s common stock for $500. In May 2014, the Company issued 85,000 shares for the development of the Company’s website, which is currently recorded in Website Development Costs (See Note 6). Additionally, in March 2014 the Company converted liabilities of $300,000 into 750,000 shares of the Company’s common stock.

In March 2015, the Company repurchased 25,000 shares of the Company’s outstanding common shares for $2,500. The shares have been cancelled and removed from the Company’s reported Common Stock on the Balance Sheets.

In August 2016, the Company issued approximately 125,080 shares of the Company’s common stock for $12,508. Additionally, in September 2016 the company issued 20,000 shares of the Company’s common stock for $2,000. In September 2016, the Company issued approximately 112,500 shares of common stock in exchange for consulting services performed. The company recorded Professional Fees expense associated with the stock issuance of approximately $11,250.

On October 5, 2016, the Company’s Board of Directors approved an increase in the number of shares authorized for issuance to one billion shares (1,000,000,000). Additionally, the Board declared a five for one stock split of the Company’s outstanding common stock. This transaction has been retroactively applied to all periods presented in the financial statements.

As of December 31, 2016, the Company’s shareholders have contributed a total of $320,391 in the business to be used in the Company’s regular activities. As of December 31, 2016, the Company has used these proceeds on the Company’s operations and purchases.

F-9

Rich Cigars, Inc.

Notes to the Financial Statements

For the Year Ended December 31, 2016 and 2015

NOTE 8 TAXES

The components of deferred taxes are as follows:

	December 31, 2016	December 31, 2015
Deferred income tax assets:
Operating loss carryforwards	$207,772	$115,961
Less: Valuation allowance	(207,772)	(115,961)

	$—	$—

The components of income tax benefit for the periods ended are as follows:

	December 31, 2016	December 31, 2015

Current tax benefit	$(91,810)	$(36,553)
Change in valuation allowance	91,810	36,553

Income tax provision	$—	$—

At December 31, 2016 and 2015, a valuation allowance was established for the entire amount of the net deferred tax asset as the realization of the deferred tax asset is dependent on future taxable income. The Company calculates the valuation allowance using a Federal Income rate of 34.0% and a State Income rate of 3.6%.

At December 31, 2016, the Company had net operating loss carryforwards for tax purposes of $552,586 which will expire beginning in 2033, if not previously utilized. The Company is subject to taxation in the United States and various state jurisdictions. As of December 31, 2016, the Company’s tax years for 2013, 2014, and 2015 are subject to examination by the tax authorities. With few exceptions, as of December 31, 2016, the Company is no longer subject to U.S. federal, state, local, or foreign examinations by tax authorities for years before 2012. Tax year 2012 was open as of December 31, 2015.

NOTE 9 COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2016, the Company is not aware of any contingent liabilities that should be reflected in the accompanying financial statements.

NOTE 10 SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred through the date of the filing of the Company’s fiscal year 2016 Form 10-K. No significant events occurred subsequent to the balance sheet date and prior to the filing date of this report that would have a material impact on the Financial Statements.

F-10

RICH CIGARS, INC.

FINANCIAL STATEMENTS

AS OF

MARCH 31, 2017

(Unaudited)

F-11

Rich Cigars, Inc.
Condensed Balance Sheets (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$7,094	$4,260
Accounts receivable, net	885	8
Inventory	12,467	13,338
Prepaid expenses	22,145	16,764
Total current assets	42,591	34,370

Property and Equipment, net	817	924
Intangible Assets, net	6,375	6,800
Total fixed assets	7,192	7,724

Total assets	$49,783	$42,094

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$22,365	$12,991
Accrued Interest	115	—
Derivative Liability	248,126	—
Convertible note, net of discounts of $69,880 and $0	5,120	—
Total current liabilities	275,726	12,991

Total liabilities	275,726	12,991

Commitments and Contingencies (See note 9)	—	—

Shareholders' equity:
Common stock; no par value; 1,000,000,000 shares authorized;
2,712,980 and 2,612,980 shares issued and outstanding
at March 31, 2017 and December 31, 2016, respectively	639,789	581,689
Common stock subscription receivable	(10,000)	—
Accumulated deficit	(855,732)	(552,586)

Total shareholders’ equity	(225,943)	29,103

Total liabilities and shareholders’ equity	$49,783	$42,094

See accompanying notes to the condensed unaudited financial statements.

F-12

Rich Cigars, Inc.
Condensed Statements of Operations (Unaudited)

	Three months ended
	March 31, 2017	March 31, 2016

REVENUES	$2,497	$—
COST OF SALES	1,651	—

GROSS PROFIT	846	—

OPERATING EXPENSES
Professional Fees	28,912	846
Officers Compensation	25,465	12,528
Legal Fees	20,280	—
Travel Expense	19,363	7,090
Accounting and Audit	6,703	5,400
Other General and Administrative	4,901	1,120
Meals and Entertainment	4,793	45
Marketing Expense	1,762	—
Transfer Agent Fees	1,670	615
Amortization Expense	425	425
Depreciation Expense	107	107
Total operating expenses	114,381	28,176

Income (loss) from operations	(113,535)	(28,176)

OTHER INCOME (EXPENSES)
Amortization of discount and issuance cost on convertible notes payable	(5,120)	—
Derivative Interest	(108,552)	—
Interest expense	(115)	—
Change in derivative liability	(75,824)	—
Total other income (expenses)	(189,611)	—

NET LOSS	$(303,146)	$(28,176)

Net loss per share applicable to common stockholders — basic and diluted	$(0.11)	$(0.01)

Weighted average number of shares outstanding – basic and diluted	2,694,299	2,355,400

See accompanying notes to the condensed unaudited financial statements.

F-13

Rich Cigars, Inc.
Condensed Statements of Shareholders' Deficit (Unaudited)

	Common Shares	Common Stock	Common Stock Subscription Receivables	Accumulated Deficit	Total Shareholders' Deficit

BALANCE, December 31, 2015	2,355,400	$339,351	$—	$(308,408)	$30,943

Shareholder contributions		216,580			216,580
Issuance of shares for cash	145,080	14,508			14,508
Issuance of shares for services	112,500	11,250			11,250
Net Loss				(244,178)	(244,178)

BALANCE, December 31, 2016	2,612,980	$581,689	$—	$(552,586)	$29,103

Shareholder contributions		48,100			48,100
Issuance of shares for subscription receivable	100,000	10,000	(10,000)		—
Net Loss				(303,146)	(303,146)

BALANCE, March 31, 2017	2,712,980	$639,789	$(10,000)	$(855,732)	$(225,943)

See accompanying notes to the condensed unaudited financial statements.

F-14

Rich Cigars, Inc.
Condensed Statements of Cash Flows (Unaudited)

	Three months ended
	March 31, 2017	March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(303,146)	$(28,176)
Adjustments to reconcile net loss to net cash
Depreciation and Amortization	532	532
Beneficial conversion feature and derivative interest	108,552	—
Change in derivative liability	75,824	—
Amortization of discount on convertible notes payable	5,120	—
Change in assets and liabilities:
Accounts receivable	(877)	—
Prepaid expenses	(5,381)	(12,072)
Inventory	871
Accounts payable and accrued expenses	9,489	3,080
Net cash used in operating activities	(109,016)	(36,636)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder Contributions	48,100	29,580
Proceeds from convertible debt	63,750	—
Net cash provided by financing activities	111,850	29,580

NET CHANGE IN CASH	2,834	(7,056)
CASH, beginning of period	4,260	7,056
CASH, end of period	$7,094	$—

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Non-Cash Financing Activities
Stock subscription receivable	$10,000	$—

See accompanying notes to the condensed unaudited financial statements.

F-15

Rich Cigars, Inc.

Notes to the Financial Statements

For the Three Months Ended March 31, 2017 and 2016

(Unaudited)

NOTE 1 NATURE OF ORGANIZATION

Rich Cigars, Inc. (the "Company") is a Florida Corporation incorporated on July 29, 2013, and was established to manufacture and distribute high-quality, hand rolled, premium cigars under the Rich Cigars brand name. The Company has branded custom cigars to be sold via the internet and through retail locations. The Company's primary operations are currently in the Ocala, Florida area, and management intends to conduct our business principally in the U.S. through our own sales and marketing team.

NOTE 2 RECLASSIFICATION OF PRIOR YEAR PRESENTATION

Certain prior year amounts have been reclassified for consistency with the current period presentation. Additionally, certain expense items have been broken out differently.  Previously, the Company had netted its stock subscription receivables against common stock. In the current period the Company concluded that it was more appropriate to present these subscription receivables separately in the Balance Sheet and in the Statement of Shareholders’ Equity. These reclassifications had no effect on the reported results of operations. This change in classification does not materially affect previously reported cash flows from operations or from financing activities in the Statement of Cash Flows, and had no effect on the previously reported Statement of Operations for any period.

NOTE 3 GOING CONCERN

These financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future.  As of March 31, 2017, the Company has incurred net losses of $855,732 since inception. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management's plans include raising capital through the equity markets to fund operations and eventually, the generating of revenue through its business; however, there can be no assurance that the Company will be successful in such activities.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements.  The significant accounting policies, estimates and related judgments underlying the Company's financial statements are summarized below.  In applying these policies, management makes subjective judgments that frequently require estimates about matters that are inherently uncertain. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

The Company considers all investments with a maturity date of three months or less when purchased to be cash equivalents.  The Company had cash on hand in the amount of $7,094 and $4,260 as March 31, 2017 and December 31, 2016, respectively.

F-16

Rich Cigars, Inc.

Notes to the Financial Statements

For the Three Months Ended March 31, 2017 and 2016

(Unaudited)

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At March 31, 2017 and December 31, 2016, an allowance for doubtful accounts was not considered necessary as all accounts receivable were deemed collectible.

Inventory

The Company records inventory at lower of cost or net realizable values which consists of ready for sale cigars and other accessories. Cost is determined using the first-in, first-out method. The Company had a balance in inventory of $12,467 and $13,338 at March 31, 2017 and December 31, 2016, respectively.

Property and Equipment

The Company records property and equipment at historical cost, and depreciates these assets using the straight-line depreciation method over the estimated useful lives of the respective assets. Estimated useful lives for major classes of depreciable assets are as follows:

Asset Class	Estimated Useful Life
Buildings	Up to 35 years
Leasehold improvements	Shorter of lease term or useful life of the improvement
Furniture, fixtures and office equipment	5 years
Computer hardware and software	3 years

Expenditures for additions and improvements over $1,500 that substantially extend the useful life of property and equipment or increase its operating effectiveness are capitalized. Repair and maintenance costs are expensed as incurred.

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

F-17

Rich Cigars, Inc.

Notes to the Financial Statements

For the Three Months Ended March 31, 2017 and 2016

(Unaudited)

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin Topic 13, Revenue Recognition and ASC 605-15-25, Revenue Recognition.  The Company’s net revenue is principally from the manufacturing and sales of high-quality, hand-rolled, premium cigars. In all cases, revenue is recognized when a sales transaction closes and the product is shipped or picked-up by the customer. For the periods ended March 31, 2017 and March 31, 2016, the Company recorded revenues related to the sale of cigars in the amount of $2,497 and $0, respectively. Additionally, the Company hosts private events and provides the services of a professional cigar roller. As of March 31, 2017 and March 31, 2016, the Company recorded revenues for these services in the amount of $0 and $0, respectively.

Cost of Goods Sold

The Company recognizes the direct cost of purchasing products for sale, including freight charges and packaging, as cost of goods sold in the accompanying Statement of Operations.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the recognition of future tax benefits, such as net operating loss carryforwards, is required to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

The Company files income tax returns in the United States and Florida, which are subject to examination by the tax authorities in these jurisdictions. Generally, the statute of limitations related to the Company's federal and state income tax return is three years. The state impact of any federal changes for prior years remains subject to examination for a period up to five years after formal notification to the states.

Management has evaluated tax positions in accordance with ASC 740, Income Taxes, and has not identified any significant tax positions, other than those disclosed. All of the Company’s tax years since inception remain subject to examination by Federal and State jurisdictions.

F-18

Rich Cigars, Inc.

Notes to the Financial Statements

For the Three Months Ended March 31, 2017 and 2016

(Unaudited)

Shipping and Handling Costs

Shipping and handling costs to transport goods to customers are primarily paid directly by the customer.

Advertising and Promotion

The Company expenses advertising and promotion costs as incurred. The Company did not incur any advertising and promotion expenses during the periods ended March 31, 2017 and 2016, respectively.

Earnings Per Share

The Company has adopted ASC 260-10-50, Earnings per Share, which provides for the calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Basic and diluted losses per share were the same at the reporting dates as no common stock equivalents were issued or outstanding during the periods ended March 31, 2017 and 2016.

NOTE 5 CONVERTIBLE NOTES PAYABLE

On March 24, 2017, the Company entered into a convertible advance with Crown Bridge Partners LLC. The agreement provides that the Company may borrow up to $750,000. Borrowings under the line bear interest at 8% upon maturity and include a 10% issue discount. The maturity date for each tranche funded shall be 12 months from the effective date of each tranche. Additionally, the note is convertible at the holder’s discretion into shares of the Company’s common stock based on a conversion formula using the lowest price of the common shares for the 20 trading prior to which the Notice of Conversion is received. As of March 31, 2017, the Company has not drawn any credit against this facility.

On March 24, 2017, the Company entered into a convertible advance with Eagle Equities LLC. The advance, with a face value of $75,000, bears interest at 8% per annum and is payable on March 24, 2018. The note was issued at a 10% discount. In accordance with ASC 835-30-45, Interest, the company records the fees, costs, and original issue discount as reduction of the carrying amount of the debt and amortizes the balances over the life of the debt instrument. Additionally, the note is convertible at the holder’s discretion into shares of the Company’s common stock based on a conversion formula using the lowest price of the common shares for the 20 trading prior to which the Notice of Conversion is received. The conversion formula created an embedded conversion feature resulting in a derivative liability. The Company valued this conversion feature as of March 31, 2017 at $248,126 using the Black Scholes valuation model with the following assumptions: dividend yield of zero, 358 day term to maturity, risk free interest rate of 1.03% and annualized volatility of 69.88%. The value of the conversion feature was assigned to the derivative liability and created a conversion debt discount to be amortized over the life of the convertible debt. At March 31, 2017 and 2016, the convertible note was recorded at $5,120 and $0, respectively.  Accrued interest related to this advance was $115 and $0 at March 31, 2017 and 2016, respectively, and is included in accrued interest on the Balance Sheets.

NOTE 6 PROPERTY AND EQUIPMENT

Property and Equipment consists of the following:

	March 31, 2017	December 31, 2016
Furniture and Equipment	$2,131	$2,131
Less Accumulated Depreciation	(1,314)	(1,207)
Property and Equipment, net	$817	$924

For the periods ended March 31, 2017 and 2016, the Company recorded Depreciation Expense of $107 and $107.

F-19

Rich Cigars, Inc.

Notes to the Financial Statements

For the Three Months Ended March 31, 2017 and 2016

(Unaudited)

NOTE 7 INTANGIBLE ASSETS

Intangible Assets consists of the following:

	March 31, 2017	December 31, 2016
Website Development Costs	$8,500	$8,500
Less Accumulated Amortization	(2,125)	(1,700)
Intangible Assets, net	$6,375	$6,800

In May 2014, the Company issued 85,000 shares for the development of the Company’s website, which is currently recorded in Website Development Costs. The website for the Company went live on January 1, 2016, and as a result the Company began amortizing the asset at that time. The Company will amortize the asset over a period of 5 years. For the periods ended March 31, 2017 and 2016, the Company recorded Amortization expense of $425 and $0, respectively.

NOTE 8 EQUITY

On January 1, 2017, the Company issued 100,000 shares of common stock for $10,000. The funds have not been received as of March 31, 2017, and the Company has recorded this issuance as a subscription receivable. The subscription receivable is recorded as a direct offset in the Company’s Statement of Equity statement as of March 31, 2017.

During the quarter ended March 31, 2017, the Company’s CEO has contributed $48,100 in the business to be used in the Company’s regular activities. Since inception, the Company CEO has contributed $368,491 in the business to be used in the Company’s regular activities. As of March 31, 2017, the Company has used these proceeds on the Company’s operations and purchases.

NOTE 9 COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation.  When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies.  The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome.  If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals.  As of March 31, 2017, the Company is not aware of any contingent liabilities that should be reflected in the accompanying financial statements.

NOTE 10 SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred through the date of the filing of the Company’s fiscal year 2017 Form 10-Q. On April 4, 2017, the Company obtained the First Tranche of the convertible advance with Crown Bridge Partners LLC in the amount of $75,000.

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f. SELECTED FINANCIAL INFORMATION

Not applicable.

g. SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

h. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We established Rich Cigars, Inc. on July 29, 2013 to manufacture and distribute cigars under the “Rich” Cigars brand name.

The Company was established to manufacture and distribute high-quality, hand rolled, premium cigars under the Rich Cigars brand name. The Company has branded custom cigars to be sold via the internet and through retail locations. The Company's primary operations are currently in the Tampa, Florida area, and management intends to conduct our business principally in the U.S. through our own sales and marketing team.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have are in the beginning stages of building our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Limited Operating History

We have limited financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements for the year ended December 31, 2016 we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

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Basis of Presentation and Organization

Our Company, Rich Cigars, Inc. (“Rich Cigars” or the “Company”) is a Florida corporation in the development stage and has barely commenced operations. The Company was incorporated under the laws of the State of Florida on July 29, 2013. Our business plan is to introduce a new brand of premium cigars and build sales of private labels to build sales of private label cigars.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, we consider all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

We are in the development stage and have yet to realize revenues from operations. We will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by our customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Our basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Our fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. We have issued no dilutive financial instruments for the period from inception to date.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

We account for income taxes under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, we have applied a more-likely-than-not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States. All of our tax years since inception remain subject to examination by Federal and state jurisdictions.

We classify penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

Fair Value of Financial Instruments

We estimate the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts we could realize in a current market exchange.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses for the period from July 29, 2013 (inception) through December 31, 2014, and for the condensed unaudited financial statements for the years ended December 31, 2015 and December 31, 2014. Actual results could differ from those estimates made by management.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to

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have a material impact on the financial statements upon adoption.

RESULTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016 COMPARED TO DECEMBER 31, 2015

For the year ended December 31, 2016, we had $4,863 in revenues compared to $Nil for the Year ended December 31, 2015. For the year ended December 31, 2016, Officers Compensation was $91,896 compared to $2,678 for the previous year, Professional Fees and Travel Expenses increased by $12,922 and $12,093, respectively, over the previous year, and Marketing Expenses increased to $36,348 from $2,675 in the previous year. We incurred $426 in Depreciation and $1,700 in Amortization expenses in the current year compared to $426 and $Nil for the previous year. For the year ended December 31, 2016 we incurred an operating loss of $244,178. This compares to the net loss of $97,216 for the Year ended December 31, 2015.

Our auditor has expressed substantial doubt as to whether we will be able to continue to operate as a “going concern” due to the fact that the Company has an accumulated deficit of $552,586 as of December 31, 2016, and has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining the adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Financing Activities

During the year ended December 31, 2016 the Company received $14,508 in private placement subscriptions for the Company’s common stock and issued 145,080 shares. During the year ended December 31, 2016 the Company issued 112,500 to a contractor for services rendered and valued at $11,250.

During the year ended December 31, 2016, the Company received $216,580 in shareholder contributions to be used in the Company’s regular activities. As of December 31, 2016, the Company has used these proceeds on the Company’s operations and purchases.

Investing Activities

The Company had no investing activities for the year ended December 31, 2016.

Liquidity and Capital Resources

As at December 31, 2016, our cash balance was $4,260 as compared to $7,056 at December 31, 2015. Our plan for satisfying our cash requirements for the next twelve months is through the sale of shares of our common stock, third party financing, and/or traditional bank financing. We do not anticipate generating sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

The Company must raise additional funds in order to fund our continued operations. We may not be successful in our efforts to raise additional funds or achieve profitable operations. Even if we are able to raise additional funds through the sale of our securities or through the issuance of debt securities, or loans from our directors or financial institutions our cash needs could be greater than anticipated in which case we could be forced to raise additional capital. At the present time, we have no commitments for any additional financing, and there can be no assurance that, if needed, additional capital will be available to us on commercially acceptable terms or at all. These conditions raise substantial doubt as to our ability to continue as a going concern, which may make it more difficult for us to raise additional capital when needed. If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

Operating Activities

During the year ended December 31, 2016, the Company used cash in the amount of $233,884 in operating activities, which is an increase of $145,877 over the previous year. The increase in the operating expenses of $149,668 for the year ended December 31, 2016 over the year ended December 31, 2015, is the main factor in the increased cash used; however, there were positive adjustments made in the depreciation and amortization, and shares issued for services categories, and there was a positive change in the accounts payable and accrued expenses categories, which help to offset the increased spending. The increased operating expenses are due to the Company's effort to produce and sell its product, and its effort to publicly list the Company.

FOR THE THREE MONTHS ENDED MARCH 31, 2017

For the three months ended March 31, 2017, we had $2,497 in revenues and $1,651 in cost of goods sold compared to $Nil for the same period one year earlier. For the three months ended March 31, 2017, our total operating expenses were $114,381 as compared to

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$28,176 for the three months ended March 31, 2016. Some of the categories with larger differences in expenses are discussed here. For the three months ended March 31, 2017, we incurred expenses of $28,912 for professional fees compared to $846 for the same period in 2016. The increase in professional fees is largely due to our efforts related to the fact that we are now a reporting public company. For the three months ended March 31, 2017, we incurred expenses of $25,465 for officers’ compensation compared to $12,528 for the same period in 2016. The increase is due to additional compensation to the Company’s CEO for attending events and marketing the business. For the three months ended March 31, 2017, we incurred travel expenses in the amount of $19,363 compared to $7,090 for the corresponding period in 2016. The increase in travel is due to Company sponsoring events to increase brand awareness and market product. For the three months ended March 31, 2017 we incurred $20,280 for legal fees, compared to $0 for the same period in 2016. This increase is due to ongoing legal services due to our status as a reporting public company. For the three months ended March 31, 2017, we incurred meals and entertainment expenses of $4,793 compared to $45 for the corresponding period in 2016. The increase in this category is due to increased travel related to the Company sponsoring events to increase brand awareness and market product.

Our auditor has expressed substantial doubt as to whether we will be able to continue to operate as a “going concern” due to the fact that the Company has an accumulated deficit of $(855,732) as of March 31, 2017, compared to an accumulated deficit of $(552,586) at December 31, 2016, and has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining the adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Liquidity and Capital Resources

As at March 31, 2017, our cash balance was $7,094 as compared to $4,260 at December 31, 2016. Our plan for satisfying our cash requirements for the next twelve months is through the sale of shares of our common stock, third party financing, and/or traditional bank financing. We do not anticipate generating sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

The Company must raise additional funds in order to fund our continued operations. We may not be successful in our efforts to raise additional funds or achieve profitable operations. Even if we are able to raise additional funds through the sale of our securities or through the issuance of debt securities, or loans from our directors or financial institutions our cash needs could be greater than anticipated in which case we could be forced to raise additional capital. At the present time, we have no commitments for any additional financing, and there can be no assurance that, if needed, additional capital will be available to us on commercially acceptable terms or at all. These conditions raise substantial doubt as to our ability to continue as a going concern, which may make it more difficult for us to raise additional capital when needed. If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

Operating Activities

During the three months ended March 31, 2017, the Company used cash in the amount of ($109,016) in operating activities, which is an increase of $69,380 over the same period in 2016. The increased operating expenses are due to the Company’s effort to produce, sell, and market its product, and its effort to publicly list the Company.

Financing Activities

During the quarter ended March 31, 2017 the Company received $63,750 from proceeds from convertible debt. See “Debt” below for a full description of the convertible debt agreements entered into during the period. The Company also received shareholder contributions in the amount of $48,100 in the three months ended March 31, 2017.

We intend to seek additional funding through public or private financings to fund our operations through fiscal 2017 and beyond. However, if we are unable to raise additional capital when required or on acceptable terms, or achieve cash flow positive operations, we may have to significantly delay product development and scale back operations both of which may affect our ability to continue as a going concern.

Investing Activities

The Company had no investing activities for the three months ended March 31, 2017.

Consulting Agreements

We do not currently have any consulting agreements.

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Debt

We currently have outstanding debts, including promissory notes or other bank debt. The following is a summary of those debts.

Eagle Equities Convertible Promissory Notes

On March 24, 2017, the Company entered into a convertible redeemable note (“Note 1”), a back end convertible redeemable note (“Note 2”), and a collateralized secured promissory note tied to Note 1 with Eagle Equities LLC (“Eagle Equities”) (Filed on May 22, 2017 as Exhibits 10.1 and 10.2, respectively, to the Quarterly Report on Form 10-Q). The Note 1 advance (the “First Tranche”), with a face value of $75,000, bears interest at 8% per annum and is payable on March 24, 2018. Notes 1 and 2, totaling $150,000, were issued at a 10% discount. Additionally, Notes 1 and 2 are convertible at the holder’s discretion into shares of the Company’s common stock based on a conversion formula. The "Conversion Price" is 55% of the lowest trading price of the Common Stock during the twenty (20) prior Trading Days including the day upon which a Notice of Conversion is received by the Company. If the Company fails to maintain the share reserve at the 4x discount of Note 1 60 days after the issuance of the note, the conversion discount shall be increased by 10%. In no event, shall Eagle Equities be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by Eagle Equities and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by Eagle Equities).

Note 2 may not be prepaid, except that if Note 1 is redeemed by the Company within 6 months of the issuance date of such Note, all obligations of the Company under Note 1 and all obligations of Eagle Equities under Note 2 will be automatically deemed satisfied and Note 1 and Note 2 will be automatically deemed cancelled and of no further force or effect.

Note 2 shall initially be paid for by the issuance of an offsetting $67,500 secured note (Filed on May 22, 2017 as Exhibit 10.3 to the Quarterly Report on Form 10-Q) issued to the Company by Eagle Equities, provided that prior to conversion of the Note 2, Eagle Equities must have paid off the secured note in cash such that Note 2 may not be converted until it has been paid for in cash by Eagle Equities. The collateralized secured promissory note shall initially be secured by the pledge of the $75,000.00, 8% convertible promissory note issued to the Company by Eagle Equities on March 24, 2017 (Note 1). The Company may exchange this collateral for other collateral with an appraised value of at least $67,500.00, by providing 3 days’ prior written notice to Eagle Equities.

Pursuant to the Securities Purchase Agreement (Filed on May 22, 2017 as Exhibit 10.4 to the Quarterly Report on Form 10-Q) entered into by and between the Company and Eagle Equities, the Company has agreed to issue and sell to Eagle Equities an indeterminate number of shares of the Company’s common stock.

Crown Bridge Convertible Promissory Note

On March 24, 2017, the Company entered into a convertible promissory note totaling $750,000.00 (Filed on May 22, 2017 as Exhibit 10.5 to the Quarterly Report on Form 10-Q) (“Note 3”) and a Securities Purchase Agreement (Filed on May 22, 2017 as Exhibit 10.6 to the Quarterly Report on Form 10-Q) (altogether, the “Crown Bridge Transaction Documents”) with Crown Bridge Partners LLC (“Crown Bridge”). The agreement provides that the Company may borrow up to $750,000. Borrowings under the line bear interest at 8% upon maturity, and the maturity date for each tranche funded shall be 12 months from the effective date of each tranche. Note 3 carries a prorated original issue discount of $75,000.00 (the “OID”), to cover the Crown Bridge’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of Note 3, which is included in the principal balance of Note 3. Thus, the purchase price of Note 3 is $675,000.00.

The Company may prepay any amount outstanding under each respective tranche of Note 3, during the initial 90 day period after Crown Bridge’s funding of the respective tranche, by making a payment to Crown Bridge of an amount in cash equal to 135% multiplied the amount that the Company is prepaying, subject to Crown Bridge’s prior written acceptance in their sole discretion. The Company may prepay any amount outstanding under each respective tranche of Note 3, during the 91st through 180 day period after Crown Bridge’s funding of the respective tranche, by making a payment to Crown Bridge of an amount in cash equal to 150% multiplied the amount that the Company is prepaying, subject to the Crown Bridge’s prior written acceptance in their sole discretion. The Company may not prepay any amount outstanding under each respective tranche of Note 3 after the 180th day after Crown Bridge’s funding of the respective tranche.

The first tranche purchase price of $67,500.00, relating to the first tranche of $75,000.00 under Note 3, has been paid. Additional tranches may be funded by Crown Bridge, in their sole discretion, in accordance with the terms of Note 3.

Conversion Right. Crown Bridge shall have the right at any time to convert all or any part of the outstanding and unpaid

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principal amount and accrued and unpaid interest of Note 3 into fully paid and non-assessable shares of Common Stock, determined as provided below; provided, however, that in no event shall Crown Bridge be entitled to convert any portion of Note 3 in excess of that portion of Note 3 upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Crown Bridge and its affiliates would result in beneficial ownership of more than 4.99% of the outstanding shares of Common Stock. The "Variable Conversion Price" is 55% multiplied by the Market Price (as defined in Note 3) (representing a discount rate of 45%). “Market Price” means the one (1) lowest Trading Prices for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of Note 3.

Registration Rights. Pursuant to the Securities Purchase Agreement (Filed on May 22, 2017 as Exhibit 10.6 to the Quarterly Report on Form 10-Q) entered into by and between the Company and Crown Bridge, the Company has agreed to issue and sell to Crown Bridge an indeterminate number of shares of the Company’s common stock. As an inducement to Crown Bridge to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the 1933 Act, and applicable state securities laws, with respect to the shares of Common Stock issuable pursuant to the Securities Purchase Agreement. In the event that the Company files a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), at any time on or after March 27, 2017, then such Registration Statement shall cover the resale by Crown Bridge of all Registrable Securities (the “Registration Amount”), and such Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions.

Our business plan for the next 12 months is outlined below:

Over the twelve month period starting upon the effective date of this post-effective amendment to the registration statement, we intend to market our brand and continue to sell our products to retail cigar outlets, with an intention to increase sales.

If we are unable to build our customer base or gain any clients, we will cease our development and/or marketing operations until we raise additional money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment. We intend to raise additional capital through private placements, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

Contractual Obligations. On August 18, 2015, we entered into a material contract for marketing services with Reginald Saunders. 15,000 shares of common stock have been issued to Mr. Saunders, 37,500 shares coming from each of Mr. Al Rushing and Mr. Richard Davis. Additionally, Mr. Saunders was compensated with 25,000 shares of our common stock after one year, and was compensated with 50,000 additional shares after his second year based upon performance. Mr. Saunders resigned on April 14, 2017.

On November 16, 2015, we entered into a material contract for marketing services with James Cruz and Cruz Control Entertainment & Marketing Inc., a New York corporation. 30,000 shares of common stock have been issued to Mr. Cruz, but are not being registered hereunder. Additionally, Mr. Cruz was compensated with 50,000 shares of our common stock after one year, and was compensated with an additional 100,000 shares for his second year of service to the Company.

i. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On or about July 10, 2015, Accell Audit & Compliance P.A. withdrew as auditor. On or around January 29, 2016, we engaged Cutler & Co LLC to audit and review the Company’s financial statements for the fiscal year ended December 31, 2015. Cutler & Co LLC’s auditing practice has since been acquired by Pritchett Siler & Hardy, PC, who now serves as our auditor. Pritchett Siler & Hardy, PC has been engaged for general audit and review services and not because of any particular transaction or accounting principle, or because of any disagreement with the Company’s former auditor.

Accell’s reports on the Company's financial statements for the years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, except for a going concern qualification contained in its audit report for the fiscal years ending December 31, 2014 and December 31, 2013.  The decision to change accountants was recommended and approved by the Company's Board of Directors.  During the fiscal years ended December 31, 2014 and December 31, 2013 through the date hereof, the Company did not have any disagreements with

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Accell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject of the disagreement.

j. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

k. DIRECTORS and EXECUTIVE OFFICERS

The following table sets forth the names and ages of officers and directors as of June 2, 2017. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position

Richard Davis	34	CEO/President & Director
Alfred Rushing	52	Vice President, COO, Secretary & Director
Michael Rushing	31	Vice President of Sales & Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Richard Davis, President and Director

Mr. Davis, age 34, attended University of North Carolina from 2001 – 2005, where he studied Business Administration and Marketing. Mr. Davis has been President and Director of MainStreet Ventures from 2009 – 2014. Mr. Davis formerly controlled RichKeys Enterprises, LLC from November 2012 until September 2014. Mr. Davis has worked since 2014 as a financial consultant. Mr. Davis’ experience in business and marketing qualifies him for the position with our company. Mr. Davis will spend approximately 40 hours per week on our company’s business.

Alfred Michael Rushing, Vice President, Secretary and Chief Operating Officer and Director

Mr. Rushing, age 52, attended University of Detroit in 1980, and Miramar College in 1985 and received an Associates Degree. He has been an operations manager and owner at “The Cigar Factory” in New Orleans, LA from 2003 to December 2016. This experience qualification is the basis for his participation in management of our company. Mr. Rushing will spend part time, approximately 20 hours a week, on our company’s business.

Michael Rushing, Vice President of Sales and Director

Mr. Rushing, age 31, is the son of Alfred Rushing and is Vice President of Sales since Spring of 2014, obtained a Bachelor of Arts degree in Business Management in 2008 from Dillard University in New Orleans. From 2000-2004, he worked in various positions at the Cuban Cigar Factory in San Diego, CA finishing as a supervisor. He then worked at the Cigar Factory in New Orleans, from 2004-2010 finishing as a Store Manager, overseeing sales, stocking, staff and products. From August 2010 to date he has been employed at Target Corporation as an Executive Team Leader in the areas of Guest Experience and Human Resources. Mr. Rushing will spend approximately 40 hours a week on our Company’s business.

Mr. Reginald Saunders resigned as an officer and director on April 14, 2017. The position on the board remains vacant to date.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

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l. EXECUTIVE AND DIRECTORS COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from July 29, 2013 (inception) through December 31, 2016:

SUMMARY COMPENSATION TABLE

SUMMARY EXECUTIVES COMPENSATION TABLE

Name & Position	Year	Contract Payments ($)	Bonus ($)	Stock awards (1) (2)(3)(5)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Richard Davis, President/CEO, Director	2014	0	0	0	0	0	0	0	$0
	2015	0	0	(112,500)	0	0	0	2,678	$(8,572)
	2016	0	0	0	0	0	0	91,896	$91,896
Alfred Rushing, COO, V.P., Secretary & Director	2014	0	0	0	0	0	0	0	$0
	2015	0	0	(112,500)	0	0	0	0	$(11,250)
	2016	0	0	0	0	0	0	0	$0
Michael Rushing, V.P. of Sales & Director	2014	0	0	125,000	0	0	0	0	$12,500
	2015	0	0	0	0	0	0	0	$0
	2016	0	0	0	0	0	0	0	$0
Reginald Saunders, S.V.P. of Marketing and Entertainment & Director	2014	0	0	0	0	0	0	0	0
	2015	7,500 (4)	0	75,000	0	0	0	0	$7,500
	2016	0	0	0	0	0	0	0	$0
(1)	Accrued consulting
(2)	In exchange for accruals
(3)	@ $0.10 per share
(4)	Mr. Saunders was issued 15,000 shares of common stock, pursuant to his Marketing Services Agreement dated August 18, 2015. The shares were reallocated from Alfred Rushing and Richard Davis. Mr. Saunders resigned as an Officer and Director on April 14, 2017.
(5)	Messrs. Rushing and Davis reallocated 75,000 shares each to issue the 150,000 shares to Mr. Cruz pursuant to his Market Services Agreement.

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Option Grants Table

We made no individual grants of stock options to purchase our common stock to the executive officers named in the Summary Compensation Table for the period from January 1, 2014 through December 31, 2016.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2016 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

We made no awards to named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Our Directors are permitted to receive fixed fees and other compensation for their services as directors. Our Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Directors Compensation Table Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Richard Davis(1) 2014	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
2015	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
2016	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Alfred Rushing(1) 2014	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
2015	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
2016	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Michael Rushing (1) 2014	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
2015	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
2016	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Reginald Saunders (1)(2) 2014	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
2015	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
2016	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Totals	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

(1)	Messrs. Davis, Rushing, Rushing, and Saunders received shares as compensation for services as officers as shown on the Officers Compensation Table, but none for services as directors.
(2)	Mr. Saunders was appointed as an Officer and Director on October 1, 2015. Mr. Saunders resigned as an Officer and Director on April 14, 2017.
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Employment Agreements

Currently, we do not have an employment agreement in place with our officers and directors. They act as consultants under oral agreements, on an hourly basis and bill the company monthly at an hourly rate of $50.00 per hour. We have two consultants, Mr. James Cruz and Mr. Reginald Saunders, with whom we have contracted for marketing services. Mr. Cruz and Mr. Saunders have been and will be compensated with shares of common stock, not registered hereunder.

m. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF JUNE 5, 2017

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 5, 2017, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class (2)

Common shares	Richard Davis, President, Chief Executive Officer & Director	637,500	23.5%

Common shares	Alfred Rushing, COO, Vice President, Secretary & Director	387,500	14.28%

Common shares	Michael Rushing, Vice President of Sales & Director (3)	260,000	9.58%

Common shares	James Cruz	150,000	5.53%

Common shares	Reginald Saunders, S.V.P. of Marketing and Entertainment & Director (4)	75,000	2.76%

Common shares	Fong Tse	162,500	5.99%

Common shares	William Hicks, Sr. (5)	250,000	9.21%

Common shares	William Hicks, Jr. (5)	250,000	9.21%

Common shares	All Directors and Executive Officers as a Group (3 persons)	1,285,000	47.36%

(1)	The address of each person listed above, unless otherwise indicated, is c/o 3001 North Rocky Point East, Suite 200, Tampa, FL 33607.
(2)	Based upon 2,712,980 shares issued and outstanding as of June 5, 2017 on a fully diluted basis.
(3)	Michael Rushing was issued an additional 2,000 shares of restricted common stock on August 17, 2016, subscribed and paid for at $.50 per share.
(4)	Mr. Saunders resigned as an Officer and Director on April 14 2017.
(5)	William Hicks, Sr. and William Hicks, Jr. were both distributees of RichKeys Enterprises, LLC. 100,000 shares of the 250,000 are beneficially owned and held in street name.by Mr. Hicks, Jr.

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n. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

In March 2014, the Company issued 1,500,000 shares (post-split 5-for-1) of its common stock to Richard Davis, Michael Rushing and Alfred Rushing, the founders, Directors and/or Officers for services with a fair value of $150,000 ($0.10 per share).

RichKeys Enterprises, LLC subscribed for $79,040 in stock @ $0.10 (790,400 shares). RichKeys Enterprises, LLC subscribed for said stock through a Private offering, a transaction not involving a public offering, in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. As of February 12, 2015 all funds have been paid.

As of December 31, 2016, the Company’s shareholders have contributed a total of $320,391 in the business to be used in the Company’s regular activities. As of December 31, 2016, the Company has used these proceeds on the Company’s operations and purchases.

Michael Rushing was issued an additional 10,000 shares of restricted common stock on August 17, 2016, subscribed and paid for at $.10 per share.

ITEM 11A. MATERIAL CHANGES

Forward Split

On September 13, 2016, pursuant to Florida Statute 607.10025, the Board of Directors of the Company approved an amendment to the Company's Articles of Incorporation in order to effectuate a 5-for-1 forward split of the Company's common stock. Effective October 5, 2016, the Company will have 1,000,000,000 authorized shares of common stock and the common stock outstanding as of October 5, 2016 will be approximately 2,480,480, with the additional shares being distributed to the shareholders pro rata. Immediately after the stock split, each shareholder's percentage ownership interest in the Company and proportional voting power will remain unchanged. The rights and privileges of the holders of shares of common stock will be unaffected by the stock split.

Reason. The Company was, at the time of the filing, seeking approval from the Financial Industry Regulatory Authority ("FINRA") to be listed on the OTC Pink. In order to increase the public float, the Board of Directors approved of the increase in authorized shares.

Authority. Shareholder approval of the split was not required under Florida law, as the rights or preferences of the Company's shareholders were not adversely affected and the percentage of authorized shares remaining unissued after the share division remained unchanged, and additionally, the Company had at the time fewer than 35 shareholders (as of September 13, 2016).

State Filing. On September 15, 2016, the Company filed an amendment to the Articles of Incorporation with the Florida Department of State with an effective date of October 5, 2016. The filed amendment is attached hereto as Exhibit 3(i).2.

FINRA Approval for Trading

Effective November 16, 2016, Rich Cigars, Inc. was approved by FINRA to initiate quotations on the OTC Pink. The Company's stock trading symbol on OTC Pink is RCGR.

Resignation of Reginald Saunders as Chief Marketing Officer and Director

On April 14, 2017, Reginald Saunders resigned as Chief Marketing Officer and a Director of the Company.  Mr. Saunders' resignation was not the result of any disagreement with the policies, practices or procedures of the Company. The majority of Directors have voted to not fill the vacancy until further notice. A copy of Mr. Saunders' resignation letter was filed on Form 8-K, as amended on May 2, 2017, and incorporated herein by reference.

Preferred Stock

On April 12, 2017, pursuant to Florida Statute 607.1003, the Board of Directors and shareholders of the Company approved an amendment to the Company's Articles of Incorporation in order to authorize a class of preferred stock, including designating the rights and privileges of Series A of the preferred stock. The number of authorized shares of preferred stock is 11,000,000, $.001 par value per share, and the Series A shall consist of 1,000,000 out of the 11,000,000 preferred shares. The Record Holders of the Series A Preferred Shares shall have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any Regular or Special Meeting of the Shareholders) equal to that number of common shares which is not less than 60% of the vote required to approve any action, which Florida law provides may or must be approved by vote or consent of the holders of the holders of common shares or the holders of other securities entitled to vote, if any. The effective date of the amendment to the Articles of Incorporation is April 20, 2017, and the amendment is attached hereto as Exhibit 3(i).3, and incorporated herein by

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reference. The Certificate of Designation of Series A Preferred Super Majority Voting Stock is also attached hereto as Exhibit 4.1, and incorporated herein by reference.

Authority. Pursuant to Florida Statute 607.1003 and the By-laws of the Company, the shareholders approved the amendment to the Articles of Incorporation authorizing preferred shares by written consent of the majority stockholders of the Company on April 12, 2017. The Board of Directors approved the amendment on April 12, 2017.

State Filing. On April 27, 2017, the Company filed an amendment to the Articles of Incorporation with the Florida Department of State with an effective date of April 20, 2017. The amendment, including the Certificate of Designation of Series A Preferred Super Majority Voting Stock, as filed, are attached hereto as Exhibits 3(i).3 and 4.1, respectively, and incorporated herein by reference.

Financing Events

Eagle Equities Convertible Promissory Notes

On March 24, 2017, the Company entered into a convertible redeemable note ("Note 1"), a back end convertible redeemable note ("Note 2"), and a collateralized secured promissory note tied to Note 1 with Eagle Equities LLC ("Eagle Equities") (Filed on May 22, 2017 as Exhibits 10.1 and 10.2, respectively, to the Quarterly Report on Form 10-Q). The Note 1 advance (the "First Tranche"), with a face value of $75,000, bears interest at 8% per annum and is payable on March 24, 2018. Notes 1 and 2, totaling $150,000, were issued at a 10% discount. Additionally, Notes 1 and 2 are convertible at the holder's discretion into shares of the Company's common stock based on a conversion formula. The "Conversion Price" is 55% of the lowest trading price of the Common Stock during the twenty (20) prior Trading Days including the day upon which a Notice of Conversion is received by the Company. If the Company fails to maintain the share reserve at the 4x discount of Note 1 60 days after the issuance of the note, the conversion discount shall be increased by 10%. In no event, shall Eagle Equities be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by Eagle Equities and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days' prior written notice by Eagle Equities).

Note 2 may not be prepaid, except that if Note 1 is redeemed by the Company within 6 months of the issuance date of such Note, all obligations of the Company under Note 1 and all obligations of Eagle Equities under Note 2 will be automatically deemed satisfied and Note 1 and Note 2 will be automatically deemed cancelled and of no further force or effect.

Note 2 shall initially be paid for by the issuance of an offsetting $67,500 secured note (Filed on May 22, 2017 as Exhibit 10.3 to the Quarterly Report on Form 10-Q) issued to the Company by Eagle Equities, provided that prior to conversion of the Note 2, Eagle Equities must have paid off the secured note in cash such that Note 2 may not be converted until it has been paid for in cash by Eagle Equities. The collateralized secured promissory note shall initially be secured by the pledge of the $75,000.00 8% convertible promissory note issued to the Company by Eagle Equities on March 24, 2017 (Note 1). The Company may exchange this collateral for other collateral with an appraised value of at least $67,500.00, by providing 3 days' prior written notice to Eagle Equities.

Pursuant to the Securities Purchase Agreement (Filed on May 22, 2017 as Exhibit 10.4 to the Quarterly Report on Form 10-Q) entered into by and between the Company and Eagle Equities, the Company has agreed to issue and sell to Eagle Equities an indeterminate number of shares of the Company's common stock.

Crown Bridge Convertible Promissory Note

On March 24, 2017, the Company entered into a convertible promissory note totaling $750,000.00 (Filed on May 22, 2017 as Exhibit 10.5 to the Quarterly Report on Form 10-Q) ("Note 3") and a Securities Purchase Agreement (Filed on May 22, 2017 as Exhibit 10.6 to the Quarterly Report on Form 10-Q) (altogether, the "Crown Bridge Transaction Documents") with Crown Bridge Partners LLC ("Crown Bridge"). The agreement provides that the Company may borrow up to $750,000.  Borrowings under the line bear interest at 8% upon maturity, and the maturity date for each tranche funded shall be 12 months from the effective date of each tranche. Note 3 carries a prorated original issue discount of $75,000.00 (the "OID"), to cover the Crown Bridge's accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of Note 3, which is included in the principal balance of Note 3. Thus, the purchase price of Note 3 is $675,000.00.

The Company may prepay any amount outstanding under each respective tranche of Note 3, during the initial 90 day period after Crown Bridge's funding of the respective tranche, by making a payment to Crown Bridge of an amount in cash equal to 135% multiplied the amount that the Company is prepaying, subject to Crown Bridge's prior written acceptance in their sole discretion. The Company may prepay any amount outstanding under each respective tranche of Note 3, during the 91st through 180 day period after Crown Bridge's funding of the respective tranche, by making a payment to Crown Bridge of an amount in cash equal to 150% multiplied the amount that the Company is prepaying, subject to the Crown Bridge's prior written acceptance in their sole discretion.

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The Company may not prepay any amount outstanding under each respective tranche of Note 3 after the 180th day after Crown Bridge's funding of the respective tranche.

The first tranche purchase price of $67,500.00, relating to the first tranche of $75,000.00 under Note 3, has been paid. Additional tranches may be funded by Crown Bridge, in their sole discretion, in accordance with the terms of Note 3.

Conversion Right. Crown Bridge shall have the right at any time to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of Note 3 into fully paid and non-assessable shares of Common Stock, determined as provided below; provided, however, that in no event shall Crown Bridge be entitled to convert any portion of Note 3 in excess of that portion of Note 3 upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Crown Bridge and its affiliates would result in beneficial ownership of more than 4.99% of the outstanding shares of Common Stock. The "Variable Conversion Price" is 55% multiplied by the Market Price (as defined in Note 3) (representing a discount rate of 45%). "Market Price" means the one (1) lowest Trading Prices for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of Note 3.

Registration Rights. Pursuant to the Securities Purchase Agreement (Filed on May 22, 2017 as Exhibit 10.6 to the Quarterly Report on Form 10-Q) entered into by and between the Company and Crown Bridge, the Company has agreed to issue and sell to Crown Bridge an indeterminate number of shares of the Company's common stock. As an inducement to Crown Bridge to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the 1933 Act, and applicable state securities laws, with respect to the shares of Common Stock issuable pursuant to the Securities Purchase Agreement. In the event that the Company files a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), at any time on or after March 27, 2017, then such Registration Statement shall cover the resale by Crown Bridge of all Registrable Securities (the "Registration Amount"), and such Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions.

Election For Registration Of Certain Classes Of Securities Pursuant To 12(G) Of The Securities Exchange Act Of 1934

On May 8, 2017, the Company filed a Form 8-A, electing to become a fully reporting public company, registering the common stock.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Quarterly Reports on Form 10-Q for the quarters ended Sept. 30, 2016, June 30, 2016, filed with the SEC on Nov. 17, 2016 and Sept. 7, 2016, respectively;
•	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on Sept. 19, 2016, Dec. 8, 2016, Mar. 28, 2017, Apr. 21, 2017, and May 2, 2017; and
•	the description of our common stock as set forth in our registration statement on Form 8-A, filed with the SEC on May 8, 2017, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (Exchange Act), including any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address: 3001 North Rocky Point East, Suite 200, Tampa, FL 33607.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.richcigars.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of common stock offered for resale under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended. For further information with respect to us and the shares of our common stock, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

RICH CIGARS, INC.

-1,230,400 (post-split 5-for-1) SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is July 21, 2017.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$20,000
Audit Fees	$15,500
Transfer Agent Fees	$2,000
SEC Registration and Blue Sky Registration fees (estimated)	$1,000
Printing Costs and Miscellaneous Expenses (estimated)	$1,500
Total	$40,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the laws of the State of Florida, and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Florida on July 29, 2013. We issued 1,500,000 shares of common stock (post-split 5-for-1) to our officers in June 2014 for services with a fair value of $0.10. These shares were issued in reliance on the exemption under Section 4a(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4a(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering, due to the insubstantial number of persons involved the offering, solely to officers for compensation manner of the offering and number of shares offered. In addition,

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the investors had the necessary investment intent as required by Section 4a(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4a(2) of the Securities Act of 1933 for this transaction.

We issued 75,000 shares of common stock to a consultant in August 2015, and 150,000 shares of common stock to a consultant in November 2015 with a fair value of $22,500. These 225,000 shares were issued in reliance on the exemption under Rule 701 of Section 3(b) of the Securities Act of 1933, as amended. These shares of our common stock qualified for exemption under Section 3(b) since the shares were issued pursuant to a contract, to a consultant for services, and the amount of shares were less than the maximum allowable under the exemption. The 225,000 shares were reallocated from shares that Mssrs. Rushing and Davis owned.

From inception 2013 to June 30, 2014 we sold through a Private offering a total of 885,400 shares of common stock to three unaccredited investors, at a price per share of $0.10 for an aggregate offering price of $88,540. In June 2016 we resumed the private offering and sold a total of 125,080 shares as of August 22, 2016 for an aggregate offering price of $12,508. Additionally, in September 2016 the company issued 20,000 shares of the Company’s common stock for $2,000. In September 2016, the Company issued approximately 112,500 shares of common stock in exchange for consulting services performed. The company recorded Professional Fees expense associated with the stock issuance of approximately $11,250. On January 1, 2017, the Company issued 100,000 shares of restricted common stock for $10,000 pursuant to Rule 506 of Regulation D; the funds have not yet been received. The common stock issued in such offerings were issued in transactions not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. The Company may in the future issue an undeterminable quantity of shares of common stock pursuant to the convertible promissory notes entered into, as described in Item 11 above. In accordance with Section 230.106 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for these offerings based upon the following:

(A)       No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)       At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)       Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)       The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offerings were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506 of Regulation D promulgated under the Securities Act.

Except for the underwriters disclosed herein in connection with this registration statement, we have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

3(i).1	Articles of Incorporation of Rich Cigars, Inc.	(1)

3(i).2	Amendment to Articles of Incorporation of Rich Cigars, Inc.	Filed Herewith

3(i).3	Amendment to Articles of Incorporation of Rich Cigars, Inc.	Filed Herewith

3(ii).1	Bylaws of Rich Cigars, Inc.	(1)

4.1	Certificate of Designation of Series A Preferred Super Majority Voting Stock of Rich Cigars, Inc.	Filed Herewith

5.1	Opinion re: Legality	Filed Herewith

10.1	Contract for Marketing Services	(2)

10.2	Contract for Marketing Services	(2)

23.1	Consent of Attorney	Filed Herewith

23.2	Consent of Independent Registered Public Accounting Firm	Filed Herewith

(1)	Incorporated by reference from the exhibits included in the Company’s Registration Statement No. 333-199452 on Form S-1 filed with the Securities and Exchange Commission (www.sec.gov), dated October 16, 2014.
(2)	Incorporated by reference from the exhibits included in the Company’s Registration Statement No. 333-199452 on Form S-1/A filed with the Securities and Exchange Commission (www.sec.gov), dated March 28, 2016.

ITEM 17. UNDERTAKINGS

(A)        The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on July 24, 2017.

RICH CIGARS, INC.

/s/ Richard Davis	July 24, 2017
Richard Davis
(Chief Executive Officer, President, Chief Financial Officer and Principal Accounting Officer and Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Davis
Richard Davis	President, Chief Executive Officer and Director	July 24, 2017

/s/ Alfred Rushing
Alfred Rushing	Vice President, COO, Secretary and Director	July 24, 2017

/s/Michael Rushing
Michael Rushing	Vice President of Sales and Director	July 24, 2017

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